                                                                       EXHIBIT 2


                       AGREEMENT OF AFFILIATION AND MERGER

         THIS AGREEMENT OF AFFILIATION AND MERGER ("Agreement") is made and entered into effective as of the 8th day of September, 1999, by and between OLD NATIONAL BANCORP ("ONB") and HERITAGE FINANCIAL SERVICES, INC. ("Heritage").

                              W I T N E S S E T H:

         WHEREAS, ONB is an Indiana corporation registered as a bank holding company under the federal Bank Holding Company Act of 1956, as amended ("BHC Act"), with its principal office located in Evansville, Vanderburgh County, Indiana; and

         WHEREAS, Heritage is a Tennessee corporation registered as a bank holding company under the BHC Act, with its principal office located in Clarksville, Montgomery County, Tennessee; and

         WHEREAS, Heritage is the sole owner, directly or indirectly, of all of the outstanding capital stock of: (i) Heritage Bank (the "Bank") and (ii) Heritage Investment Center, Inc. (the "Investment Center"), Central Life Insurance Company ("CLIC"), Advance Credit Company, Inc. (the "Finance Company") and Heritage Investment Corporation (the "Investment Corporation") (collectively, the "Subsidiaries"); and

         WHEREAS, ONB and Heritage seek to affiliate through a corporate reorganization whereby Heritage will merge with and into ONB and the Bank will thereby become a wholly-owned subsidiary of ONB; and

         WHEREAS, ONB and Heritage intend that the Merger (as hereinafter defined) constitute a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended ("Code"); and

         WHEREAS, the Board of Directors of each of ONB and Heritage has determined that it is in the best interests of its respective corporation to consummate the strategic business combination provided for herein and has approved this Agreement, authorized its execution and designated this Agreement a plan of reorganization and a plan of merger.

         NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, ONB and Heritage hereby make this Agreement and prescribe the terms and conditions of the affiliation of ONB and Heritage and the mode of carrying such merger into effect as follows:


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                                   SECTION 1

                                   THE MERGER

         1.01. General Description. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 10 hereof), Heritage shall merge with and into and under the Articles of Incorporation of ONB ("Merger"). ONB shall survive the Merger ("Surviving Corporation") and shall continue its corporate existence under the laws of the State of Indiana pursuant to the provisions of and with the effect provided in the Indiana Business Corporation Law, as amended. Upon consummation of the Merger, the Bank shall become a wholly-owned subsidiary of ONB.

         1.02. Name, Officers, Directors and Management. (a) The name of the Surviving Corporation shall be "Old National Bancorp." Its principal office shall be located at 420 Main Street, Evansville, Indiana 47708.

         (b) The officers of ONB serving at the Effective Time shall continue to serve as the officers of the Surviving Corporation, until such time as their successors shall have been duly elected and have qualified or until their earlier resignation, death or removal from office.

         (c) The directors of ONB as of the Effective Time shall be the directors of the Surviving Corporation, until such time as their successors have been duly elected and have been qualified or until their earlier resignation, death or removal from office.

         1.03. Capital Structure. The capital of the Surviving Corporation shall be not less than the capital of ONB immediately prior to the Effective Time.

         1.04. Articles of Incorporation and By-Laws. The Articles of Incorporation and By-Laws of ONB in existence at the Effective Time shall remain the Articles of Incorporation and By-Laws of the Surviving Corporation following the Effective Time, until such Articles of Incorporation and By-Laws shall be further amended as provided by applicable law.

         1.05. Assets and Liabilities. At the Effective Time, the title to all assets, real estate and other property owned by Heritage shall vest in ONB without reversion or impairment. At the Effective Time, all liabilities of Heritage shall be assumed by ONB.

         1.06. Tax-Free Reorganization and Accounting Treatment. ONB and Heritage intend for the Merger to qualify as a reorganization within the meaning of Section 368 and related sections of the Code, and for the Merger to be accounted for as a pooling of interests transaction. ONB and Heritage agree to cooperate and to take such action as may be reasonably necessary to achieve such results.



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                                    SECTION 2

                      MANNER AND BASIS OF EXCHANGE OF STOCK

         2.01. Exchange Ratio. Upon and by virtue of the Merger becoming effective at the Effective Time, each issued and outstanding share of Heritage Common Stock (as defined in Section 4.03 hereof) shall be converted into the right to receive Three and Fifteen One-Hundredths (3.15) shares of ONB common stock ("Exchange Ratio"), subject to adjustment, if any, pursuant to the provisions of Section 2.03 hereof.

         2.02. No Fractional Shares. Certificates for fractional shares of ONB common stock shall not be issued for fractional interests resulting from application of the Exchange Ratio. Each shareholder of Heritage who would otherwise have been entitled to a fraction of a share of ONB common stock shall be paid in cash following the Effective Time an amount equal to such fraction multiplied by the average of the per share closing price of ONB common stock as reported on the Nasdaq National Market System for the final five (5) business days on which shares of ONB common stock were traded immediately preceding the Effective Time.

         2.03. Recapitalization. If, between the date of this Agreement and the Effective Time, the record date occurs for the distribution or issuance by ONB of a stock dividend with respect to its shares of common stock, or a combination, subdivision, reclassification or split of ONB's issued and outstanding shares of common stock, such that the number of issued and outstanding shares of ONB common stock is increased or decreased, then the Exchange Ratio shall be adjusted so that Heritage's shareholders shall receive, in the aggregate, such number of shares of ONB common stock representing the same percentage of outstanding shares of ONB common stock at the Effective Time as would have been represented by the number of shares of ONB common stock such shareholders would have received if any of the foregoing actions had not occurred.

         2.04. Distribution of ONB Common Stock and Cash. (a) In a reasonable period of time following the Effective Time, ONB shall mail to each Heritage shareholder a letter of transmittal providing instructions as to the transmittal to ONB of certificates representing shares of Heritage Common Stock and the issuance of shares of ONB common stock in exchange therefor pursuant to the terms of this Agreement.

         (b) Following the Effective Time, distribution of stock certificates representing shares of ONB common stock and any cash payment, without interest, for fractional shares, if any, shall be made by ONB to each former shareholder of Heritage as soon as practical following delivery to ONB of the shareholder's certificate(s) representing its shares of Heritage Common Stock accompanied by a properly completed and executed letter of transmittal, all in form and substance reasonably satisfactory to ONB.

         (c) As of the Effective Time, stock certificates representing shares of Heritage Common Stock shall be deemed to evidence ownership of ONB common stock for all corporate purposes other



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than the payment of dividends or other distributions. No dividends or other distributions otherwise payable subsequent to the Effective Time on shares of ONB common stock shall be paid to any Heritage shareholder entitled to receive the same until such shareholder has surrendered to ONB his or her certificate or certificates representing Heritage Common Stock in exchange for a certificate or certificates representing ONB common stock. Upon surrender of the certificates representing shares of Heritage Common Stock, there shall be paid in cash to the record holder of the new certificate or certificates evidencing shares of ONB common stock the amount of all dividends and other distributions, without interest thereon, withheld with respect to such shares of ONB common stock.

         (d) ONB shall be entitled to rely upon the stock transfer books of Heritage to establish the persons entitled to receive shares of ONB common stock pursuant to this Agreement, which books shall be conclusive with respect to the ownership of shares of Heritage Common Stock.

         (e) With respect to any certificate for shares of Heritage Common Stock which has been lost, stolen or destroyed, ONB shall be authorized to issue common stock (and to pay cash as to fractional shares) to the registered owner of such certificate upon receipt by ONB of an agreement to indemnify ONB against loss from such lost, stolen or destroyed certificate and an affidavit of lost, stolen or destroyed stock certificate, both in form and substance reasonably satisfactory to ONB, and upon compliance by the Heritage shareholder with all other reasonable requirements of ONB in connection with lost, stolen or destroyed stock certificates.

                                    SECTION 3

                             DISSENTING SHAREHOLDERS

         Shareholders of Heritage who properly exercise and perfect statutory dissenters' rights shall have the rights accorded to dissenting shareholders under Chapter 23 of the Tennessee Business Corporation Act, as amended.

                                    SECTION 4

                   REPRESENTATIONS AND WARRANTIES OF HERITAGE

         On or prior to the date hereof, Heritage has delivered to ONB a schedule (the "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Section 4 or to one or more of its covenants contained in Section 6; provided, that the mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Heritage that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined below).



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         For the purpose of this Agreement, and in relation to Heritage and the
Subsidiaries, a "Material Adverse Effect" means any effect that (i) is material and adverse to the financial position, results of operations or business of Heritage and the Subsidiaries taken as a whole, or (ii) would materially impair the ability of Heritage to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, (d) effects of any action taken with the prior written consent of ONB and (e) changes in general level of interest rate or conditions or circumstances that affect the banking industry generally.

         No representation or warranty of Heritage contained in this Section 4, except Section 4.03, shall be deemed untrue, incomplete or incorrect, and Heritage shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in this Section 4, has had or is reasonably likely to have a Material Adverse Effect on Heritage.

         Heritage accordingly hereby represents and warrants to ONB as follows:

         4.01. Organization and Authority. (a) Heritage is a corporation duly organized and validly existing under the laws of the State of Tennessee. Heritage has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Heritage has a class of stock registered pursuant to Section 12, and is subject to the reporting requirements, of the Securities Exchange Act of 1934, as amended ("1934 Act"). Except as set forth in the Disclosure Schedule, Heritage's only direct subsidiary is the Bank and Heritage has no other subsidiaries and owns no voting stock or equity securities of any corporation, partnership, association or other entity.

         (b) The Bank is a Tennessee state-chartered bank duly organized and validly existing under the laws of the State of Tennessee. The Bank has no subsidiaries, except the Bank owns all of the capital stock of: (i) the Investment Center; (ii) CLIC; (iii) the Finance Company; and (iv) the Investment Corporation. The Bank is subject to primary regulatory supervision and examination by the Tennessee Department of Financial Institutions ("TDFI"). The Bank has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

         (c) The Investment Center is an investment brokerage services provider duly organized and validly existing under the laws of the State of Tennessee. The Investment Center has no



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

subsidiaries. The Investment Center is subject to primary regulatory supervision and examination by the Tennessee Department of Commerce and Insurance ("TDCI"). The Investment Center has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

         (d) CLIC is a corporation duly organized and validly existing under the laws of the State of Tennessee. The Insurance Company has no subsidiaries. The Insurance Company is subject to primary regulatory supervision and examination by the TDCI. The Insurance Company has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

         (e) The Finance Company is a corporation duly organized and validly existing under the laws of the State of Tennessee. The Finance Company has no subsidiaries. The Finance Company is subject to primary regulatory supervision and examination by the TDCI. The Finance Company has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

         (f) The Investment Corporation is a Tennessee corporation duly organized and validly existing under the laws of the State of Tennessee. The Investment Corporation currently has no business operations and has no subsidiaries. The Investment Corporation has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

         4.02. Authorization. (a) Heritage has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section 8.02(e) and (f) hereof. As of the date hereof, Heritage is not aware of any reason why the approvals set forth in Section 8.02(e) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.02(e). This Agreement, and its execution and delivery by Heritage, have been duly authorized and approved by the Board of Directors of Heritage and, assuming due execution and delivery by ONB, constitutes a valid and binding obligation of Heritage, subject to the fulfillment of the conditions precedent set forth in Section 8.02 hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

         (b) Except as set forth in the Disclosure Schedule, neither the execution of this Agreement nor consummation of the Merger contemplated hereby:
(i) conflicts with or violates Heritage's Charter or ByLaws; (ii) conflicts with or violates any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Merger are obtained) or any



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


court or administrative judgment, order, injunction, writ or decree; (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment or other instrument to which Heritage or any Subsidiary is a party or by which Heritage or any Subsidiary is subject or bound; (iv) results in the creation of or gives any person, corporation or entity the right to create any lien, charge, claim, encumbrance or security interest, or results in the creation of any other rights or claims of any other party (other than ONB) or any other adverse interest, upon any right, property or asset of Heritage or any Subsidiary; or (v) terminates or gives any person, corporation or entity the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, agreement, contract, lease, license, arrangement, deed of trust, commitment or other instrument to which Heritage or any Subsidiary is bound or with respect to which Heritage or any Subsidiary is to perform any duties or obligations or receive any rights or benefits.

         (c) Other than in connection or in compliance with the provisions of the applicable federal and state banking, securities, and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for consummation of the Merger by Heritage or any Subsidiary.

         4.03. Capitalization. (a) The authorized capital stock of Heritage as of the date hereof consists, and at the Effective Time will consist, of 1,000,000 shares of preferred stock, no par value, none of which shares are issued or outstanding and 3,000,000 shares of common stock, $2.00 par value per share, 583,439 of which shares are issued and outstanding, which number of issued shares of Heritage Common Stock is subject to increase to a total of 671,408 shares pursuant to the exercise of options (collectively, the "Stock Options") granted under the Heritage 1989 Stock Option Plan, the Heritage 1998 Outside Director Stock Option Plan, and the Heritage 1998 Stock Option Plan (collectively, the "Stock Option Plans") to purchase an aggregate of 87,969 shares of common stock of Heritage (such issued and outstanding shares are referred to herein as "Heritage Common Stock"). Such issued and outstanding shares of Heritage Common Stock have been duly and validly authorized by all necessary corporate action of Heritage, are validly issued, fully paid and nonassessable and have not been issued in violation of any pre-emptive rights of any present or former Heritage shareholder. Heritage has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(a) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of Heritage Common Stock.

         (b) The authorized capital stock of the Bank as of the date hereof consists, and at the Effective Time will consist, of 1,000,000 shares of common stock, $2.00 par value per share, 415,099 of which shares are issued and outstanding (such issued and outstanding shares are referred to herein as "Bank Common Stock"). Such issued and outstanding shares of Bank Common Stock have been duly and validly authorized by all necessary corporate action of the Bank, are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former Bank shareholder. All of the issued and outstanding shares of the Bank Common Stock are owned by Heritage free and clear of all liens, pledges, charges, claims, encumbrances, restrictions,



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security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. The Bank has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(b) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of Bank Common Stock.

         (c) The authorized capital stock of the Investment Center as of the date hereof consists, and at the Effective Time will consist, of 100 shares of common stock, $2.00 par value per share, l25 of which shares are issued and outstanding (such issued and outstanding shares are referred to herein as "Investment Center Common Stock"). Such issued and outstanding shares of the Investment Center Common Stock have been duly and validly authorized by all necessary corporate action of the Investment Center, are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former Investment Center shareholder. All of the issued and outstanding shares of Investment Center Common Stock are owned by the Bank free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. The Investment Center has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(c) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of the Investment Center Common Stock.

         (d) The authorized capital stock of CLIC as of the date hereof consists, and at the Effective Time will consist, of 1,000,000 shares of common stock, $1.00 par value per share, 150,000 of which shares are issued and outstanding (such issued and outstanding shares are referred to herein as "CLIC Common Stock"). Such issued and outstanding shares of CLIC Common Stock have been duly and validly authorized by all necessary corporate action of CLIC, are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former CLIC shareholder. All of the issued and outstanding shares of CLIC Common Stock are owned by the Bank free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. CLIC has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(d) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of CLIC Common Stock.

         (e) The authorized capital stock of the Finance Company as of the date hereof consists, and at the Effective Time will consist, of 10,000 shares of common stock, no par value, 1,000 of which shares are issued and outstanding (such issued and outstanding shares are referred to herein as "Finance Company Common Stock"). Such issued and outstanding shares of the Finance Company Common Stock have been duly and validly authorized by all necessary corporate action of the Finance Company, are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former Finance Company shareholder. All of the issued and outstanding shares of Finance Company Common Stock are owned by the Bank free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. The Finance Company has no capital stock authorized, issued or outstanding other



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

than as described in this Section 4.03(e) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of Finance Company Common Stock.

         (f) The authorized capital stock of the Investment Corporation as of the date hereof consists, and at the Effective Time will consist, of 100 shares of common stock, $2.00 par value, 25 of which shares are issued and outstanding (such issued and outstanding shares are referred to herein as "Investment Corporation Common Stock"). Such issued and outstanding shares of Investment Corporation Common Stock have been duly and validly authorized by all necessary corporate action of the Investment Corporation, are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former Investment Corporation shareholder. All of the issued and outstanding shares of Investment Corporation Common Stock are owned by the Bank free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. The Investment Corporation has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(f) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of Investment Corporation Common Stock.

         (g) Except as set forth in the Disclosure Schedule and except for options granted under the Stock Option Plans, there are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of Heritage Common Stock, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of Heritage, by which Heritage is or may become bound. Heritage does not have any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of the issued and outstanding shares of Heritage Common Stock.

         (h) There are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of common stock of the Subsidiaries, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of a Subsidiary, by which a Subsidiary is or may become bound. None of the Subsidiaries has any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of the issued and outstanding shares of its common stock.

         (i) Except as set forth in the Disclosure Schedule, Heritage has no knowledge of any person or entity which beneficially owns 5% or more of its outstanding shares of Heritage Common Stock.

         (j) Set forth in the Disclosure Schedule is a listing of each affiliate of Heritage as described in Section 6.05 hereof setting forth the number of shares of Heritage Common Stock beneficially owned by each affiliate and the manner in which such shares are owned.



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


         4.04. Organizational Documents. The respective Charter and By-Laws of Heritage and each of the Subsidiaries, representing true, accurate and complete copies of such corporate documents in effect as of the date of this Agreement, have been delivered to ONB.

         4.05. Compliance with Law. (a) Neither Heritage nor any Subsidiary has engaged in any activity nor taken or omitted to take any action which has resulted in the violation of any local, state, federal or foreign law, statute, regulation, rule, ordinance, order, restriction or requirement, nor are they in violation of any order, injunction, judgment, writ or decree of any court or government agency or body. Heritage and each Subsidiary possess and hold all licenses, franchises, permits, certificates and other authorizations necessary for the continued conduct of their business without interference or interruption, and such licenses, franchises, permits, certificates and authorizations are transferable (to the extent required) to ONB at the Effective Time without any restrictions or limitations thereon or the need to obtain any consents of government agencies or other third parties other than as set forth in this Agreement.

         (b) Except as set forth in the Disclosure Schedule, neither Heritage nor any of the Subsidiaries or their property is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the TDFI, the Federal Reserve Board and Federal Deposit Insurance Corporation) or the supervision or regulation of Heritage or any of its Subsidiaries. There are no uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any examination report of Heritage or any Subsidiary as a result of an examination by any regulatory agency or body, or set forth in any accountant's or auditor's report to Heritage or any Subsidiary.

         4.06. Accuracy of Statements Made and Materials Provided to ONB. No representation, warranty in this Section 4 or other statement made, or any information provided, by Heritage or any Subsidiary in this Agreement or the Disclosure Schedule (and any update thereto), and no written report, statement, list, certificate, materials or other information furnished or to be furnished by Heritage or any Subsidiary to ONB through and including the Effective Time in connection with this Agreement or the Merger contemplated hereby (including, without limitation, any written information which has been or shall be supplied by Heritage and the Subsidiaries with respect to their financial condition, results of operations, business, assets, capital or directors and officers for inclusion in the proxy statement-prospectus and registration statement relating to the Merger), contains or shall contain (in the case of information relating to the proxy statement-prospectus at the time it is mailed to Heritage's shareholders) any untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

         4.07. Litigation and Pending Proceedings. (a) Except as set forth in the Disclosure Schedule and lawsuits involving collection of delinquent accounts, there are no claims, actions, suits,



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


proceedings, mediations, arbitrations or investigations pending or to the best knowledge of Heritage after due inquiry, threatened in any court or before any government agency or authority, arbitration panel or otherwise (nor does Heritage have any knowledge of a basis for any claim, action, suit, proceeding, litigation, arbitration or investigation) against, by or affecting Heritage or any Subsidiary or which would prevent the performance of this Agreement, declare the same unlawful or cause the rescission hereof.

         (b) Except as set forth in the Disclosure Schedule, neither Heritage nor any Subsidiary is: (i) subject to any outstanding judgment, order, writ, injunction or decree of any court, arbitration panel or governmental agency or authority; (ii) presently charged with or, to the best knowledge of Heritage after due inquiry, under governmental investigation with respect to any actual or alleged violations of any law, statute, rule, regulation or ordinance; or
(iii) the subject of any pending or, to the best knowledge of Heritage after due inquiry, threatened proceeding by any government regulatory agency or authority having jurisdiction over its respective business, assets, capital, properties or operations.

         4.08. Financial Statements and Reports. Heritage has delivered to ONB copies of the following financial statements and reports of Heritage and the Subsidiaries, including the notes thereto (collectively, the "Heritage Financial Statements"):

         (a) Consolidated Balance Sheets and the related Consolidated Statements of Income and Consolidated Statements of Changes in Shareholders' Equity of Heritage as of and for the years ended December 31, 1996, 1997 and 1998, and as of and for the fiscal quarter ended June 30, 1999;

         (b) Consolidated Statements of Cash Flows of Heritage for the years ended December 31, 1996, 1997 and 1998, and for the fiscal quarter ended June 30, 1999;

         (c) Consolidated Statements of Changes in Financial Position of Heritage for the years ended December 31, 1997 and 1998, and for the fiscal quarter ended June 30, 1999.

         (d) Reports of Condition and Income ("Call Reports") for the Bank as of close of business on December 31, 1995, 1996, 1997 and 1998; and

         (e) Financial Statements of Heritage on Form FRY-9LP and Form FRY-9C filed with the Board of Governors of the Federal Reserve System at the close of business on December 31, 1997 and 1998.

         The Heritage Financial Statements present fairly the consolidated financial position of Heritage as of and at the dates shown and the consolidated results of operations for the periods covered thereby. The Heritage Financial Statements described in clauses (a), (b) and (c) above for completed fiscal years are audited financial statements and have been prepared in conformance with generally accepted accounting principles applied on a consistent basis, except as may otherwise be indicated in any accountants' notes or reports with respect to such financial statements. The Heritage

Financial Statements do not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, absolute or contingent, or any other facts which inclusion or omission would render any of the Heritage Financial Statements false, misleading or inaccurate in any respect.

         4.09. Properties, Contracts, Employees and Other Agreements. (a) Set forth in the Disclosure Schedule are a true, accurate and complete copy of the following:

         (i) A brief description and the location of all real property owned by Heritage and the Subsidiaries and the principal buildings and structures located thereon and each lease of real property to which Heritage or any Subsidiary is a party, identifying the parties thereto, the annual rental payable, the expiration date of the lease and a brief description of the property covered;

         (ii) a list of all agreements, contracts, leases, licenses, lines of credit, understandings, commitments or obligations of Heritage or any Subsidiary which individually or in the aggregate:

               (A) involve payment or receipt by Heritage or any Subsidiary
                   (other than as disbursements of loan proceeds to customers, loan payments by customers or customer deposits) of more than $50,000;

               (B) involve payments based on profits of Heritage or any
                   Subsidiary;

               (C) relate to the purchase of goods, products, supplies or services in excess of $50,000;

               (D) were not made in the ordinary course of business; or

               (E) may not be terminated without penalty within one (1) year from the date of this Agreement; and

         (iii) The name and current annual salary of each director, officer and employee of Heritage or any Subsidiary whose current annual salary is in excess of $50,000, and the profit sharing, bonus or other form of compensation (other than salary) paid or payable by Heritage or any Subsidiary to or for the benefit of each such person for the year ended December 31, 1998, and any employment, severance or deferred compensation agreement or arrangement with respect to each such person.

         (b) Each of the agreements, contracts, commitments, leases, instruments and documents set forth in the Disclosure Schedule relating to this
Section 4.09 is valid and enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditor's rights, and Heritage and the Subsidiaries are, and, to the best knowledge of Heritage after due inquiry, all other parties thereto are, in compliance with the provisions thereof, and Heritage and the Subsidiaries are not in default in the performance, observance or fulfillment of any obligation, covenant or provision contained therein. None of the foregoing requires the consent of any party to its assignment in connection with the Merger contemplated by this Agreement. Other than as disclosed pursuant to this
Section 4.09, to the best knowledge of Heritage after due inquiry, no circumstances exist resulting from transactions effected or to be effected, from events which have occurred or may occur or from any action taken or omitted to be taken which could reasonably be expected to result in the creation of any agreement, contract, obligation, commitment, arrangement, lease or document described in or contemplated by this Section 4.09.

         (c) Neither Heritage nor any Subsidiary is, to the best knowledge of Heritage after due inquiry, in default under or in breach of or, alleged to be in default under or in breach of, any loan or credit agreement, conditional sales contract or other title retention agreement, security agreement, bond, indenture, mortgage, license, contract, lease, commitment or any other instrument or obligation.

         4.10. Absence of Undisclosed Liabilities. Except as provided in the Heritage Financial Statements, Subsequent Heritage Financial Statements and in the Disclosure Schedule, except for unfunded loan commitments and obligations on letters of credit to customers of the Bank and trade payables incurred in the ordinary course of the Bank's business, and except for the transaction contemplated by this Agreement, neither Heritage nor any Subsidiary has, nor will have at the Effective Time, any obligation, agreement, contract, commitment, liability, lease or license which exceeds $50,000 individually, or any obligation, agreement, contract, commitment, liability, lease or license made outside of the ordinary course of business, nor does there exist any circumstances resulting from transactions effected or events occurring on or prior to the date of this Agreement or from any action omitted to be taken during such period which could reasonably be expected to result in any such obligation, agreement, contract, commitment, liability, lease or license.

         4.11. Title to Assets. Except as described in this Section 4.11: (a) Heritage or the Subsidiaries, as the case may be, has good and marketable title in fee simple absolute to all real property (including, without limitation, all real property used as bank premises and all other real estate owned) which is reflected in the Heritage Financial Statements as of June 30, 1999; good title to all personal property reflected in the Heritage Financial Statements as of June 30, 1999, other than personal property disposed of in the ordinary course of business since June 30, 1999; good title to or right to use by valid and enforceable lease or contract all other properties and assets (whether real or personal, tangible or intangible) which Heritage and the Subsidiaries purports to own or which Heritage or any Subsidiary uses in its business; good title to, or right to use by terms of a valid and enforceable lease or contract, all other property used in their respective businesses; and good title to all property and assets acquired and not disposed of or leased since June 30, 1999. All of such properties and assets are owned by Heritage or a Subsidiary free and clear of all land or conditional sales contracts, mortgages, liens, pledges, restrictions, security interests, charges, claims, rights of third parties or encumbrances of any nature except: (i) as set forth in the Disclosure Schedule;
(ii) as specifically noted in the Heritage Financial Statements; (iii) statutory liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings; (iv) pledges or liens required to be granted in connection with the acceptance of government deposits or granted in connection with repurchase or reverse repurchase agreements; and (v) easements, encumbrances and liens of record, imperfections of title and other limitations which are not material in amounts to Heritage on a consolidated basis and which do not materially detract from the value or materially interfere with the present or contemplated use of any of the properties subject thereto or impair the use thereof for the purposes for which they are held or used. All real property owned or leased by Heritage or any Subsidiary is in compliance with all applicable zoning and land use laws.

         All real property, machinery, equipment, furniture and fixtures owned or leased by Heritage or any of the Subsidiaries is structurally sound, in good operating condition and has been and is being maintained and repaired in the ordinary condition of business.

         (b) Heritage and the Subsidiaries have conducted their respective businesses in compliance with all federal, state, county and municipal laws, statutes, regulations, rules, ordinances, orders, directives, restrictions and requirements relating to, without limitation, responsible property transfer, underground storage tanks, petroleum products, air pollutants, water pollutants or storm water or process waste water or otherwise relating to the environment, air, water, soil or toxic or hazardous substances or to the manufacturing, recycling, handling, processing, distribution, use, generation, treatment, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, without limitation, the Federal Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and the rules and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency, the Army Corp of Engineers, the Department of Interior, the United States Fish and Wildlife Service and any state department of natural resources or state environmental protection agency now in effect (collectively, "Environmental Laws"). Except as set forth in the Disclosure Schedule, there are no pending or, to the best knowledge of Heritage after due inquiry, threatened, claims, actions or proceedings by any local municipality, sewage district or other governmental entity against Heritage or any Subsidiary with respect to the Environmental Laws. No environmental clearances or other governmental approvals are required for the conduct of the business of Heritage or any Subsidiary as presently conducted. Neither Heritage nor any Subsidiary is the owner, and has not been in the chain of title or the operator or lessee, of any property on which any substances have been released, which substances if known to be present on, at or under such property would require clean-up, removal, treatment, abatement, response costs or any other remedial action under any Environmental Law, and there is no reasonable basis or grounds for any such claim, action or proceeding. Heritage and the Subsidiaries own, operate, lease, use and control, and have owned, operated, leased, used and controlled, all real property in compliance with the Environmental Laws. Neither Heritage nor any Subsidiary has any liability for any clean-up or remediation under any of the Environmental Laws with respect to any real property.

         4.12. Loans. (a) Except as set forth in the Disclosure Schedule, there is no loan by the Bank in excess of $50,000 that has been classified by bank regulatory management as "Other Loans Specially Mentioned," "Substandard," "Doubtful" or "Loss" or in excess of $50,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability. The most recent loan watch list of the Bank and a list of all loans in excess of $50,000 which the Bank has determined to be thirty (30) days or more past due with respect to principal or interest payments or has placed on nonaccrual status has been provided to ONB.

         (b) All loans reflected in the Heritage Financial Statements as of June 30, 1999 and which have been made, extended, renewed, restructured, approved, amended or acquired since June 30, 1999: (i) to the best knowledge of Heritage after due inquiry, constitute the legal, valid and binding obligation of the obligor and any guarantor named therein, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditors' rights; (ii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iii) are secured, to the extent that Heritage or any Subsidiary has a security interest in collateral or a mortgage securing such loans, by perfected security interests or recorded mortgages naming Heritage or a Subsidiary as the secured party or mortgagee (unless by written agreement to the contrary).

         (c) The reserves, the allowance for possible loan and lease losses and the carrying value for real estate owned which are shown on the Heritage Financial Statements are adequate in all respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on items for which reserves were made, on loans and leases outstanding and real estate owned as of the respective dates.

         4.13. Shareholder Rights Plan. Except as otherwise provided in this Agreement, the Disclosure Schedule and Heritage's Charter and By-Laws, Heritage has no shareholder rights plan or any other plan, program or agreement involving, restricting, prohibiting or discouraging a change in control or merger of Heritage or which may be considered an anti-takeover mechanism.

         4.14. Employee Benefit Plans. (a) With respect to the employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored or otherwise maintained by Heritage or any Subsidiary, whether written or oral, in which Heritage or any Subsidiary participates as a participating employer; to which Heritage or any Subsidiary contributes and including any such plans which within the preceding six years have been terminated, merged into another plan of Heritage or any Subsidiary, frozen or discontinued (collectively, "Heritage Plans") except as set forth on the Disclosure Schedule: (i) all such Heritage Plans have been, in all respects, maintained in compliance with the requirements prescribed by all applicable statutes, orders and governmental rules or regulations, including, without limitation, ERISA, the Code, and Treasury and Labor Regulations promulgated thereunder, (ii) all Heritage Plans intended to constitute tax-qualified plans under Section 401(a) of the Code have received favorable determination letters from the Internal Revenue Service ("Service") with respect to "TRA"

(as defined in Section 1 of Rev. Proc. 93-39), and Heritage is not aware of any circumstances likely to result in revocation of any such favorable determination letter; (iii) except for the Heritage Common Stock held by its trustee as an asset of the Heritage ESOP, no Heritage Plan (or its related trust) holds any stock or other securities of Heritage or any related or affiliated person or entity; (iv) Heritage has not engaged in any transaction that may subject Heritage, or any Heritage Plan, to a civil penalty imposed by Section 502 of ERISA; (v) no prohibited transaction (as defined in Section 406 of ERISA and as defined in Section 4975(c) of the Code) has occurred with respect to any Heritage Plan; (vi) there are no actions, suits, proceedings or claims pending (other than routine claims for benefits) or, to the best knowledge of Heritage after due inquiry, threatened, against Heritage, any Subsidiary, any Heritage Plan, any fiduciary of any Heritage Plan or the assets of any Heritage Plan as to which Heritage or any Subsidiary would have liability.

         (b) Heritage has made available to ONB true, accurate and complete copies of the following (including all plans and programs which have been terminated): (i) pension, retirement, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option and stock appreciation right plans and all amendments thereto and all summary plan descriptions thereof (including any modifications thereto); (ii) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, bonus, severance and collective bargaining agreements, arrangements or understandings; (iii) all executive and other incentive compensation plans, programs and agreements; (iv) all group insurance and health insurance contracts, policies or plans; and (v) all other incentive, welfare, fringe or benefit plans, or agreements, maintained or sponsored, participated in, or contributed to by Heritage or any Subsidiary for its current or former directors, officers or employees.

         (c) Except as set forth on the Disclosure Schedule, no current or former director, officer or employee of Heritage or any Subsidiary is entitled to any benefit under any welfare benefit plans (as defined in Section 3(1) of ERISA) after termination of employment with Heritage, except that such individuals may be entitled to continue their group health care coverage pursuant to the retiree health coverage provisions of the Heritage Group Health Plan or pursuant to Section 4980B of the Code if they pay the cost of such coverage pursuant to the applicable requirements of that plan or the Code with respect thereto, whichever is applicable.

         (d) With respect to any group health plan (as defined in Section 607(1) of ERISA) sponsored or maintained by Heritage or any Subsidiary, in which Heritage or any Subsidiary participates as a participating employer or to which Heritage or any Subsidiary contributes, no director, officer, employee or agent of Heritage or any Subsidiary has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, would cause a tax to be imposed on Heritage or any Subsidiary under Code Section 4980B(a). With respect to all such plans, all applicable provisions of Section 4980B of the Code and Section 601 of ERISA have been complied with in all respects by Heritage and the Subsidiaries.

         (e) Except as set forth on the Disclosure Schedule, there are no collective bargaining, employment, management, consulting, deferred compensation, reimbursement, indemnity, retirement, early retirement, severance or similar plans or agreements, under discussion or negotiation by management with any employee or group of employees, any member of management or any other person.

         4.15. Obligations to Employees. All contributions required to be made under the terms of any Heritage Plan have been timely made or have been reflected on the Heritage Financial Statements. Neither any Heritage Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") nor any single-employer plan or any entity which is considered one employer with Heritage under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither Heritage nor any of its Subsidiaries have provided, or is required to provide, security to any Pension Plan or to any single-employer plan of any ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

         4.16. Taxes, Returns and Reports. Except as set forth in the Disclosure Schedule, Heritage and each Subsidiary has since January 1, 1995: (a) duly filed all federal, state, local and foreign tax returns of every type and kind required to be filed, and each such return is true, accurate and complete in all respects; (b) paid or otherwise adequately reserved in accordance with generally accepted accounting principles for all taxes, assessments and other governmental charges due or claimed to be due upon Heritage or any Subsidiary or any of their income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). Heritage has established, and shall establish in the Subsequent Heritage Financial Statements, in accordance with generally accepted accounting principles, a reserve for taxes in the Heritage Financial Statements adequate to cover all of Heritage's and the Subsidiaries' tax liabilities (including, without limitation, income taxes, payroll taxes and withholding, and franchise fees) for the periods then ending. Neither Heritage nor any Subsidiary has, nor will have, any liability for taxes of any nature for or with respect to the operation of their respective businesses, including the business of any subsidiary, or ownership of their assets, including the assets of any subsidiary, from the date hereof up to and including the Effective Time, except to the extent set forth in the Subsequent Heritage Financial Statements (as hereinafter defined) or as accrued or reserved for on the books and records of Heritage. Neither Heritage nor any Subsidiary is currently under audit by any state or federal taxing authority. No federal, state or local tax returns of Heritage have been audited by any taxing authority during the past five (5) years.

         4.17. Deposit Insurance. The deposits of the Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act, as amended, and Heritage and the Bank have paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

         4.18. Insurance. Set forth in the Disclosure Schedule is a list and brief description of all policies of insurance (including, without limitation, bankers' blanket bond, directors' and officers' liability insurance, property and casualty insurance, group health or hospitalization insurance and insurance providing benefits for employees) owned or held by Heritage or any Subsidiary on the date hereof or with respect to which Heritage or any Subsidiary pays any premiums. Each such policy is in full force and effect and all premiums due thereon have been paid when due, and a true, accurate and complete copy thereof has been made available to ONB prior to the date hereof.

         4.19. Books and Records. The books and records of Heritage and the Subsidiaries have been fully, properly and accurately maintained.

         4.20. Broker's, Finder's or Other Fees. Except for reasonable fees of Heritage's attorneys, accountants and investment bankers, all of which shall be paid by Heritage prior to the Effective Time, no agent, broker or other person acting on behalf of Heritage or any Subsidiary or under any authority of Heritage or any Subsidiary is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement and the Merger contemplated hereby.

         4.21. Interim Events. (a) Except as set forth in the Disclosure Schedule, between the period from June 30, 1999 to the date of this Agreement, no event has occurred and no fact or circumstance shall have come to exist or come to be known which, directly or indirectly, individually or taken together with all other facts, circumstances and events, has had, or is reasonably likely to have, a Material Adverse Effect.

         (b) Except as set forth in the Disclosure Schedule, between the period from June 30, 1999 to the date of this Agreement, Heritage and the Subsidiaries have carried on their businesses in the ordinary and usual course consistent with their past practices (excluding the incurrence of fees and expenses of professional advisors related to this Agreement and the transactions contemplated hereby) and there has not been:

             (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Heritage Common Stock; or

             (ii) any split, combination or reclassification of any capital stock of Heritage or any Subsidiary or any issuance or the authorization of any issuance of any other securities in respect of, or in lieu of or in substitution for shares of Heritage Common Stock, except for issuances of Heritage Common Stock upon the exercise of the Options awarded prior to the date hereof in accordance with the terms of the Stock Option Plans.

         4.22. Regulatory Filings. Heritage and the Subsidiaries have filed and will continue to file in a timely manner all required filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, all reports on Form 8-K, Form 10-KSB and Form 10-QSB and proxy statements, and with all appropriate federal and state regulatory agencies and authorities as required by applicable law. All such filings with the SEC and with all other appropriate federal and state regulatory agencies were and will be true, accurate and complete as of the dates of the filings and have been complied or will comply in all respects as to form with the applicable requirements and prepared in conformity with generally accepted regulatory accounting principles applied on a consistent basis, and no such filing contained or will contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in light of the circumstances under which they were made, not false or misleading.

         4.23. Indemnification Agreements. (a) Neither Heritage nor any Subsidiary is a party to any indemnification, indemnity or reimbursement agreement, contract, commitment or understanding to indemnify any present or former director, officer, employee, shareholder or agent against liability or hold the same harmless from liability other than as expressly provided in the Charter or By-Laws of Heritage, the Investment Center, CLIC, the Finance Company and the Investment Corporation.

         (b) No claims have been made against or filed with Heritage or any Subsidiary nor have, to the best knowledge of Heritage after due inquiry, any claims been threatened against Heritage or any Subsidiary, for indemnification against liability or for reimbursement of any costs or expenses incurred in connection with any legal or regulatory proceeding by any present or former director, officer, shareholder, employee or agent of Heritage or any Subsidiary.

         4.24. Year 2000. (a) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (collectively, the "Systems") necessary for Heritage to carry on its business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no disruption of any of Heritage's business operations. Neither Heritage nor any Subsidiary has received, or reasonably expects to receive, a deficiency notice for any federal or state regulator relating to their failure to be Year 2000 Compliant. For purposes of this Section 4.24, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

          (b) Heritage has:

               (i) undertaken a detailed inventory, review, and assessment of all areas within its business and operations that could be adversely affected by the failure of Heritage to be Year 2000 Compliant on a timely basis;

               (ii) developed a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis; and

               (iii) to date, implemented that plan in accordance with that timetable.

         4.25. Shareholder Approval. The affirmative vote of the holders of a majority of the Heritage Common Stock (which are issued and outstanding on the record date relating to the meeting of shareholders) is required for shareholder approval of this Agreement and the Merger.

         4.26. Nonsurvival of Representations and Warranties. The representations and warranties of Heritage contained in this Agreement shall expire at the earlier of the termination of this Agreement and the Effective Time, and thereafter Heritage and all directors, officers and employees of Heritage shall have no further liability with respect thereto, except for fraud or for false or misleading statements made intentionally or knowingly in connection with such representations and warranties.

                                    SECTION 5

                      REPRESENTATIONS AND WARRANTIES OF ONB

         On or prior to the date hereof, ONB has delivered to Heritage a schedule (the "ONB Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate as an exception to one or more representations or warranties contained in this Section 5 or to one or more of its covenants contained in Section 7; provided, that the mere inclusion of an item in the ONB Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by ONB that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined below). The items set forth in the Disclosure Schedule establish only those items that constitute an exception to a representation or warranty which constitutes, or is reasonably likely to result in, a Material Adverse Effect.

         For the purpose of this Agreement, and in relation to ONB and its subsidiaries, a Material Adverse Effect means any effect that (i) is material and adverse to the financial position, results of operations or business of ONB and its subsidiaries taken as a whole, or (ii) would materially impair the ability of ONB to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this

Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities,
(b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, and (d) changes in general level of interest rate or conditions or circumstances that affect the banking industry generally.

         No representation or warranty of ONB contained in this Section 5, shall be deemed untrue or incorrect, and ONB shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in this Section 5, has had or is reasonably likely to have a Material Adverse Effect on ONB.

         ONB accordingly hereby represents and warrants to Heritage as follows:

         5.01. Organization and Authority. ONB is a corporation duly organized and validly existing under the laws of the State of Indiana, is a registered bank holding company under the BHC Act, and has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. ONB's common stock is registered pursuant to Section 12, and ONB is subject to the reporting requirements, of the 1934 Act. Each of ONB's direct subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and has full power and authority to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

         5.02. Authorization. (a) ONB has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in
Section 8.01 (d), (e) and (f) hereof. As of the date hereof, ONB is not aware of any reason why the approvals set forth in Section 8.01(e) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.01(e). This Agreement and its execution and delivery by ONB have been duly authorized by its Board of Directors. Assuming due execution and delivery by Heritage, this Agreement constitutes a valid and binding obligation of ONB, subject to the conditions precedent set forth in Section 8.01 hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

         (b) Neither the execution of this Agreement nor consummation of the Merger contemplated hereby: (i) conflicts with or violates ONB's Articles of Incorporation or By-Laws;

(ii) conflicts with or violates in any respect any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Merger are obtained) or any court or administrative judgment, order, injunction, writ or decree; (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, contract, lease, agreement, arrangement, commitment or other instrument to which ONB is a party or by which ONB is subject or bound; (iv) results in the creation of or gives any person, corporation or entity the right to create any lien, charge, claim, encumbrance or security interest, or results in the creation of any other rights or claims of any other party (other than Heritage) or any other adverse interest, upon any right, property or asset of ONB; or (v) terminates or gives any person, corporation or entity the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, agreement, contract, lease, license, arrangement, deed of trust, commitment or other instrument to which ONB is bound or with respect to which ONB is to perform any duties or obligations or receive any rights or benefits.

         (c) Other than in connection or in compliance with applicable federal and state banking, securities and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for the consummation by ONB of the Merger contemplated by this Agreement.

         5.03. Capitalization. (a) The authorized capital stock of ONB as of the date hereof consists of (i) 75,000,000 shares of common stock, no par value per share, of which approximately 46,158,663 shares were issued and outstanding as of June 30, 1999, and (ii) 2,000,000 shares of preferred stock, no shares of which have been or are presently intended to be issued, other than in connection with any obligations of ONB to issue such preferred stock under its shareholders' rights plan. Such issued and outstanding shares of ONB capital stock have been duly and validly authorized by all necessary corporate action of ONB, are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former ONB shareholder. All of the issued and outstanding shares of common stock of ONB's subsidiaries are owned by ONB free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. Except as described in this Section 5.03, ONB has no other authorized capital stock. Except for shares of ONB common stock to be issued in connection with: (i) ONB's dividend reinvestment and stock purchase plan; (ii) ONB's outstanding convertible subordinated debentures; (iii) acquisitions by ONB of other financial institutions or holding companies; and (iv) ONB's restricted stock plan and other employee benefit plans, ONB has no intention or obligation to authorize or issue any other capital stock or any additional shares of ONB capital stock.

         (b) Except for shares of ONB common stock beneficially owned by its trust affiliates, ONB has no knowledge of any person or entity who beneficially owns 5% or more of its issued and outstanding shares of common stock.

         5.04. Organizational Documents. The Articles of Incorporation and By-Laws of ONB in force as of the date of this Agreement have been delivered to Heritage and represent true, accurate and complete copies of such corporate documents of ONB in effect as of the date of this Agreement.

         5.05. Compliance With Law. Neither ONB nor any of its subsidiaries has engaged in any activity nor taken or omitted to take any action which has resulted or could result in the violation of any local, state, federal or foreign law, statute, rule, regulation, ordinance, order, restriction or requirement or of any order, injunction, judgment, writ or decree of any court or government agency or body. ONB and each of its subsidiaries possesses and holds all licenses, franchises, permits, certificates and other authorizations necessary for the continued conduct of their business without interference or interruption.

         5.06. Regulatory Filings. ONB and each of its subsidiaries have filed and will continue to file in a timely manner all required filings with the SEC, including, but not limited to, all reports on Form 8-K, Form 10-K and Form 10-Q and proxy statements, and with all other federal and state regulatory agencies as required by applicable law. All filings by ONB with the SEC and with all other federal and state regulatory agencies complied or will comply in all respects as to form with the applicable requirements and were and will be true, accurate and complete in all respects as of the dates of the filings, and no such filings contained or will contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in the light of the circumstances under which they were made, not false or misleading.

         5.07. Litigation and Pending Proceedings. (a) There are no claims, actions, suits, proceedings, investigations or arbitrations pending or, to the best knowledge of ONB after due inquiry, threatened in any court or before or by any government agency or authority, arbitration panel or otherwise (nor is there any basis for any claim, action, suit, proceeding, litigation, investigation or arbitration) against, by or affecting ONB or its subsidiaries which would prevent the performance of this Agreement, declare the same unlawful or cause the rescission hereof.

         (b) Neither ONB nor any of its subsidiaries is: (i) subject to any outstanding judgment, order, writ, injunction or decree of any court, arbitration panel or governmental agency or authority; (ii) presently charged with or, to the best knowledge of ONB, under governmental investigation with respect to any actual or alleged violations of any law, statute, rule, regulation or ordinance; or (iii) the subject of any pending or, to the best knowledge of ONB after due inquiry, threatened proceeding by any government regulatory agency or authority having jurisdiction over its business, assets, capital, properties or operations.

         5.08. Financial Statements and Reports. (a) ONB or its agents have delivered to Heritage copies of the following financial statements and reports of ONB and its subsidiaries, including the notes thereto (collectively, the "ONB Financial Statements"):

         (i) Consolidated Balance Sheets and related Consolidated Statements of Income and Consolidated Statements of Changes in Shareholders' Equity of ONB as of and for the years ended December 31, 1996, 1997 and 1998, and for the fiscal quarter ended June 30, 1999; and

         (ii) Consolidated Statements of Cash Flows of ONB for the years ended December 31, 1996, 1997 and 1998 and for the fiscal quarter ended June 30, 1999.

         (b) The ONB Financial Statements present fairly the consolidated financial position of ONB and its subsidiaries as of and at the dates shown and the consolidated results of operations for the periods covered thereby. The ONB Financial Statements described in clauses (i) and (ii) above, which consist of fiscal year-end information, are audited financial statements and have been prepared in conformance with generally accepted accounting principles applied on a consistent basis except as may otherwise be indicated in any accountants' notes or reports with respect to such financial statements. The ONB Financial Statements do not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, absolute or contingent, or any other facts, which inclusion or omission would render any of the ONB Financial Statements false, misleading or inaccurate in any respect.

         5.09. Shares to be Issued in Merger. The shares of ONB common stock which Heritage shareholders will be entitled to receive upon consummation of the Merger pursuant to this Agreement will, at the Effective Time, be duly authorized and will, when issued in accordance with this Agreement, be validly issued, fully paid and nonassessable and will have been registered under the Securities Act of 1933, as amended ("1933 Act") and listed for trading on the Nasdaq National Market System.

         5.10. Shareholder Approval. Approval by ONB's shareholders of the Merger or for any other actions contemplated by this Agreement is not required.

         5.11. Accuracy of Statements Made to Heritage. No representation, warranty or other statement made, or any information provided or to be provided, by ONB in this Agreement, and no written report, statement, list, certificate, materials or other information furnished or to be furnished by ONB to Heritage through and including the Effective Time in connection with this Agreement or the Merger contemplated hereby (including, without limitation, any written information which has been or shall be supplied by ONB with respect to its financial condition, results of operations, business, assets, capital or directors and officers for inclusion in the proxy statement-prospectus and registration statement relating to the Merger), contains or shall contain (in the case of information relating to the proxy statement-prospectus at the time it is mailed to Heritage's shareholders) any untrue or misleading statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

         5.12. Broker's, Finder's or Other Fees. Except for reasonable fees of ONB's attorneys and accountants and investment bankers, no agent, broker or other person acting on behalf of ONB or under any authority of ONB is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement and the Merger contemplated hereby.

         5.13. Employee Benefit Plans. (a) With respect to the employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored or otherwise maintained by ONB or any of its subsidiaries, whether written or oral, in which ONB or any of its subsidiaries participates as a participating employer; to which ONB or any of its subsidiaries contributes and including any such plans which within the preceding six years have been terminated, merged into another plan of ONB or any of its subsidiaries, frozen or discontinued (collectively, "ONB Plans"): (i) all such ONB Plans have been, in all respects, maintained in compliance with the requirements prescribed by all applicable statutes, orders and governmental rules or regulations, including, without limitation, ERISA, the Code, and Treasury and Labor Regulations promulgated thereunder, (ii) all ONB Plans intended to constitute tax-qualified plans under Section 401(a) of the Code have received favorable determination letters from the Internal Revenue Service ("Service") with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and ONB is not aware of any circumstances likely to result in revocation of any such favorable determination letter; (iii) except for the ONB common stock held by its trustee as an asset of the ONB Employee Stock Ownership Plan and the ONB Employees' Retirement Plan, no ONB Plan (or its related trust) holds any stock or other securities of ONB or any related or affiliated person or entity; (iv) ONB has not engaged in any transaction that may subject ONB, or any ONB Plan, to a civil penalty imposed by Section 502 of ERISA; (v) no prohibited transaction (as defined in Section 406 of ERISA and as defined in Section 4975(c) of the Code) has occurred with respect to any ONB Plan; (vi) to the best knowledge of ONB, there are no actions, suits, proceedings or claims pending (other than routine claims for benefits) or threatened, against ONB, any of its subsidiaries, any ONB Plan, any fiduciary of any ONB Plan or the assets of any ONB Plan as to which ONB would have liability.

         (b) ONB has made available to Heritage true, accurate and complete copies of the following (including all plans and programs which have been terminated): (i) pension, retirement, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option and stock appreciation right plans and all amendments thereto and all summary plan descriptions thereof (including any modifications thereto); (ii) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, bonus, severance and collective bargaining agreements, arrangements or understandings; (iii) all executive and other incentive compensation plans, programs and agreements; (iv) all group insurance and health insurance contracts, policies or plans; and (v) all other incentive, welfare or employee benefit plans, or agreements, maintained or sponsored, participated in, or contributed to by ONB or any of its subsidiaries for its current or former directors, officers or employees.

         (c) No current or former director, officer or employee of ONB or any of its subsidiaries is entitled to any benefit under any welfare benefit plans (as defined in Section 3(1) of ERISA) after termination of employment with ONB, except that such individuals may be entitled to continue their group health care coverage pursuant to the retiree health coverage provisions of the ONB Corporation Group Health Plan or pursuant to Section 4980B of the Code if they pay the cost of such coverage pursuant to the applicable requirements of the Plan or the Code with respect thereto, whichever is applicable.

         (d) With respect to any group health plan (as defined in Section 607(1) of ERISA) sponsored or maintained by ONB or any of its subsidiaries, in which ONB or any of its subsidiaries participates as a participating employer or to which ONB or any of its subsidiaries contributes, no director, officer, employee or agent of ONB or any of its subsidiaries has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, would cause a tax to be imposed on ONB or any of its subsidiaries under Code
Section 4980B(a). With respect to all such plans, all applicable provisions of
Section 4980B of the Code and Section 601 of ERISA have been complied with in all respects by ONB and its subsidiaries.

         5.14. Nonsurvival of Representations and Warranties. The representations and warranties of ONB contained in this Agreement shall expire at the earlier of the termination of this Agreement and the Effective Time and, thereafter, ONB and all directors, officers and employees of ONB shall have no further liability with respect thereto, except for fraud or for false or misleading statements made intentionally or knowingly in connection with such representations and warranties.

                                    SECTION 6

                              COVENANTS OF HERITAGE

         Heritage covenants and agrees with ONB, and covenants and agrees to cause the Subsidiaries, to act as follows:

         6.01. Shareholder Approval. Subject to Section 6.06 hereof, Heritage shall submit this Agreement to its shareholders for approval and adoption at a meeting to be called and held in accordance with applicable law and the Charter and By-Laws of Heritage at the earliest possible reasonable date. Subject to
Section 6.06 hereof, the Board of Directors of Heritage shall recommend to Heritage's shareholders that such shareholders approve and adopt this Agreement and the Merger contemplated hereby and shall solicit proxies voting in favor of this Agreement from Heritage's shareholders.

         6.02. Other Approvals. (a) Heritage and the Subsidiaries shall proceed expeditiously, cooperate fully and use its best efforts to assist ONB in procuring upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, in completing all filings and applications and in satisfying all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

         (b) Any materials or information provided by Heritage or any Subsidiary to ONB for use by ONB in any filing with any state or federal regulatory agency or authority shall not contain any untrue or misleading statement of material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not false or misleading.

         6.03. Conduct of Business. (a) On and after the date of this Agreement and until the Effective Time or until this Agreement shall be terminated as herein provided, neither Heritage nor any Subsidiary shall, without the prior written consent of ONB:

               (i) make any changes in its capital stock accounts (including, without limitation, any stock split, stock dividend, recapitalization or reclassification), except for the issuance of up to 87,969 shares of Heritage Common Stock under the Stock Option Plans;

               (ii) authorize a class of stock or issue, or authorize the issuance of, securities other than or in addition to the issued and outstanding common stock as set forth in
                      Section 4.03 hereof;

               (iii) distribute or pay any dividends on its shares of common stock, or make any other distribution to its shareholders except that (A) the Bank may pay cash dividends to Heritage in the ordinary course of business for payment of reasonable and necessary business and operating expenses of Heritage and to provide funds for Heritage's dividends to its shareholders in accordance with this Agreement, (B) Heritage may pay to its shareholders its usual and customary annual cash dividend of no greater than One Dollar and 50/100 Dollars ($1.50) per share to be paid to shareholders of Heritage prior to December 31, 1999, and
                      (C) if ONB declares a cash dividend in the first quarter of 2000 and the Merger has not been consummated prior to the record date of such cash dividend, then Heritage may declare and pay a cash dividend for each issued and outstanding share of Heritage Common Stock in an amount equal to the ONB cash dividend (on a per share of ONB common stock basis) multiplied by the Exchange Ratio.

               (iv)   redeem any of its outstanding shares of common stock;

               (v) merge, combine or consolidate or effect a share exchange with or sell its assets or any of its securities to any other person, corporation or entity or enter into any other similar transaction not in the ordinary course of business;

               (vi) purchase any assets or securities or assume any liabilities of another bank holding company, bank, corporation or other entity, except in the ordinary course of business necessary to manage their investment portfolios;

               (vii) make any loan or commitment to lend money, issue any letter of credit or accept any deposit, except in the ordinary course of business in accordance with its existing banking practices;

               (viii) except for the acquisition or disposition in the ordinary course of business of other real estate owned, acquire or dispose of any real or personal property (excluding the investment portfolio of the Bank) or fixed asset constituting a capital investment in excess of $50,000 individually or $100,000 in the aggregate;

               (ix) subject any of its properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance, except for tax and other liens which arise by operation of law and with respect to which payment is not past due or is being contested in good faith by appropriate proceedings and except for pledges or liens: (i) required to be granted in connection with acceptance by Heritage or any Subsidiary of government deposits; (ii) granted in connection with repurchase or reverse repurchase agreements; or (iii) otherwise incurred in the ordinary course of the conduct of its business;

               (x) promote to a new position or increase the rate of compensation or enter into any agreement to promote to a new position or increase the rate of compensation, of any director, officer or employee of Heritage or any Subsidiary (except for promotions and compensation increases in the ordinary course of business and in accordance with past practices and established employment policies of Heritage and the Subsidiaries and other than pursuant to an employee retention program, which has been disclosed to ONB);

               (xi) execute, create, institute, modify, amend or terminate (except with respect to any amendments to the Heritage Plans required by law, rule or regulation) any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation rights or profit sharing plans; any employment, deferred compensation, consulting, bonus or collective bargaining agreement; any group insurance or health contract or policy; or any other incentive, retirement, welfare or employee welfare benefit plan, agreement or understanding for current or former directors, officers or employees of Heritage or any Subsidiary; or change the level of benefits or payments under any of the foregoing or increase or decrease any severance or termination of pay benefits or any other fringe or employee benefits other than as required by law or regulatory authorities or the terms of any of the foregoing;

               (xii) modify, amend or institute new employment policies or practices, or enter into, renew or extend any employment, indemnity, reimbursement, consulting, compensation or severance agreements with respect to any present or former directors, officers or employees of Heritage or any Subsidiary;

              (xiii) hire or employ any new or additional employees of Heritage or any Subsidiary, except those which are reasonably necessary for the proper operation of their respective businesses;

              (xiv) elect or appoint any executive officers or directors of Heritage or any Subsidiary who are not presently serving in such capacities;

              (xv) amend, modify or restate Heritage's or any of the Charters or By-Laws from those in effect on the date of this Agreement and as delivered to ONB hereunder;

              (xvi) give, dispose of, sell, convey or transfer; assign, hypothecate, pledge or encumber; or grant a security interest in or option to or right to acquire any shares of common stock or substantially all of the assets of Heritage or any Subsidiary, or enter into any agreement or commitment relative to the foregoing;

              (xvii) fail to continue to make additions to in accordance with the Bank's past practices and to otherwise maintain in all respects the Bank's reserve for loan and lease losses, or any other reserve account, in accordance with safe, sound, and prudent banking practices and in accordance with generally accepted accounting principles applied on a consistent basis;

              (xviii) fail to accrue, pay, discharge and satisfy all debts, liabilities, obligations and expenses, including, but not limited to, trade payables, incurred in the regular and ordinary course of business as such debts, liabilities, obligations and expenses become due;

              (xix) except for obligations disclosed within this Agreement or the Disclosure Statement, trade payables and similar liabilities and obligations incurred in the ordinary course of business and the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected in the Heritage Financial Statements or the Subsequent Heritage Financial Statements, (A) borrow any money (except for capital purposes related to the Subsidiaries), (B) incur any indebtedness including, without limitation, through the issuance of debentures, or
                      (C) incur any liability or obligation (whether absolute, accrued, contingent or otherwise), in an aggregate amount exceeding $50,000 (other than as contemplated by Section 6.03(a)(vii) hereof and legal, accounting and fees related to the Merger);

             (xx) open, close, move or, in any material respect, expand, diminish, renovate, alter or change any of its offices or branches; or

             (xxi) pay or commit to pay any management or consulting or other similar type of fees other than in the ordinary course of business.

         (b) Heritage and the Subsidiaries shall maintain, or cause to be maintained, in full force and effect, insurance on their assets, properties and operations, fidelity coverage and directors' and officers' liability insurance on their directors, officers and employees in such amounts and with regard to such liabilities and hazards as are currently insured by Heritage and the Subsidiaries as of the date of this Agreement.

         6.04. Preservation of Business. On and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, Heritage and the Subsidiaries shall: (a) carry on their business substantially in the manner as is presently being conducted and in the ordinary course of business; (b) use their reasonable best efforts to preserve their business organization intact, keep available the services of the present officers and employees and preserve their present relationships with customers and persons having business dealings with it; (c) maintain all of the properties and assets that each of them owns or utilizes in good operating condition and repair, reasonable wear and tear excepted, and maintain insurance upon such properties and assets in amounts and kinds comparable to that in effect on the date of this Agreement; (d) maintain their books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior years and in compliance with all material respects with all statutes, laws, rules and regulations applicable to them and to the conduct of their business; and (e) not knowingly do or fail to do anything which will cause a breach of, or default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which any one of them is a party or by which any one of them is or may be subject or bound.

         6.05. Restrictions Regarding Affiliates. Heritage shall, within thirty
(30) days after the date of this Agreement and promptly thereafter until the Effective Time to reflect any changes, provide ONB with a list identifying each person who may be deemed to be an affiliate of Heritage for purposes of Rule 145 under the 1933 Act. On or prior to the date of this Agreement, and thereafter as may be required for a person who may be deemed an affiliate of Heritage following the date of this Agreement, Heritage shall obtain from each director, executive officer and other person who may be deemed to be such an affiliate of Heritage to deliver to ONB on or prior to the date of this Agreement, and thereafter as may be required for any other person who may be deemed an affiliate of Heritage following the date of this Agreement, a written agreement, substantially in the form as attached hereto as Exhibit A. On or prior to the Effective Time, Heritage shall use its best efforts to obtain from each director, executive officer and other person who may be deemed to be an affiliate of Heritage for purposes of Rule 145 under the 1933 Act to deliver to ONB at the Effective Time a certificate signed by each such person certifying to the effect that such person has complied with the terms and conditions of their written agreement delivered to ONB pursuant to this Section 6.05.

         6.06. Other Negotiations. (a) On and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, except with the prior written approval of ONB, neither Heritage nor any Subsidiary shall permit nor authorize their respective directors, officers, employees, agents or representatives to, directly or indirectly, initiate, solicit or encourage, or provide information to, any corporation, association, partnership, person or other entity or group concerning any merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of shares of common stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing the right to acquire, capital stock) or similar transaction relating to Heritage or any Subsidiary or to which Heritage or any Subsidiary may become a party (all such transactions are hereinafter referred to as "Acquisition Transactions").

         (b) Heritage and the Subsidiaries shall promptly communicate to ONB the terms of any proposal or offer which any one of them may receive with respect to an Acquisition Transaction. Heritage or any Subsidiary may, in response to an unsolicited written proposal with respect to an Acquisition Transaction from a third party, furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party, and enter into any such agreement, arrangement or understandings, in each case, only if Heritage's Board of Directors determines in good faith by majority vote, after consultation with its financial advisors and outside legal counsel, that failing to take such action would be a breach of the fiduciary duties of Heritage's Board of Directors in connection with seeking an Acquisition Transaction, and that is substantially more favorable to the shareholders of Heritage than the terms of the Merger.

         (c) This Section 6.06 shall not authorize Heritage or any Subsidiary, or any of their directors, officers, employees, agents or representatives, to initiate any discussions or negotiations with respect to an Acquisition Transaction with a third party.

         6.07. Press Releases. Except as required by law, neither Heritage nor any Subsidiary shall issue any news or press releases or make any other public announcements or disclosures relating to the Merger without the prior consent of ONB, which consent shall not be unreasonably withheld.

         6.08. Disclosure Schedule Update. Heritage shall promptly supplement, amend and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the Disclosure Schedule with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of Heritage contained herein incorrect, untrue or misleading.

         6.09. Information, Access Thereto, Confidentiality. ONB and its respective representatives and agents shall, on reasonable notice and during normal business hours prior to the Effective Time, have full and continuing access to the properties, facilities, operations, books and records of Heritage and the Subsidiaries. ONB and its respective representatives and agents may, prior to the Effective Time, make or cause to be made such reasonable investigation of the operations, books, records and properties of Heritage and the Subsidiaries and of their financial and legal condition as deemed necessary or advisable to familiarize themselves with such operations, books, records, properties and other matters; provided, however, that such access or investigation shall not interfere with the normal business operations of Heritage and the Subsidiaries. Upon request, Heritage and the Subsidiaries shall furnish ONB or its respective representatives or agents, their attorneys' responses to external auditors requests for information, management letters received from their external auditors and such financial, loan and operating data and other information reasonably requested by ONB which has been or is developed by Heritage or any Subsidiary, their auditors, accountants or attorneys (provided with respect to attorneys, such disclosure would not result in the waiver by Heritage or any Subsidiary of any claim of attorney-client privilege), and will permit ONB and its respective representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for Heritage and the Subsidiaries, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to ONB or its respective representatives or agents. No investigation by ONB shall affect the representations and warranties made by Heritage herein. ONB shall not use any such information obtained pursuant to this Agreement for any purpose unrelated to the Merger. Any confidential information or trade secrets received by ONB or its representatives or agents in the course of such examination (whether conducted prior to or after the date of this Agreement) shall be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing such confidential information or trade secrets or both shall be destroyed by ONB or, at Heritage's request, returned to Heritage in the event this Agreement is terminated as provided in Section 9 hereof. This Section 6.09 shall not require the disclosure of any information to ONB which would be prohibited by law.

         6.10. Subsequent Heritage Financial Statements. As soon as reasonably available after the date of this Agreement, Heritage shall deliver to ONB the monthly unaudited consolidated balance sheets and profit and loss statements of Heritage prepared for its internal use, Call Reports of the Banks for each quarterly period completed prior to the Effective Time, and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by law (collectively, "Subsequent Heritage Financial Statements"). The Subsequent Heritage Financial Statements shall be prepared on a basis consistent with past accounting practices and generally accepted accounting principles applied on a consistent basis to the extent applicable and shall present fairly the financial condition and results of operations as of the dates and for the periods presented, subject to year end audit adjustments and the absence of footnotes for interim statements. The Subsequent Heritage Financial Statements, including the notes thereto, will not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, absolute or contingent, or any other facts, which inclusion or omission would render such financial statements inaccurate, incomplete or misleading in any respect.

         6.11. Employee Benefits. Neither the terms of Section 7.03 hereof nor the provision of any employee benefits by ONB or any of its subsidiaries to employees of Heritage shall: (a) create any employment contract, agreement or understanding with or employment rights for, or constitute a commitment or obligation of employment to, any of the officers or employees of Heritage; or

(b) prohibit or restrict ONB or its subsidiaries, whether before or after the Effective Time, from changing, amending or terminating any employee benefits provided to its employees from time to time.

         6.12. Transition of Heritage 401(k)/ESOP. As soon as administratively feasible after the Effective Time, the assets and liabilities under the Heritage Bank Profit Sharing, 401(k) Savings and Employee Stock Ownership Plan and Trust ("Heritage 401(k)/ESOP") attributable to the 401(k) portion of such plan shall be merged with and into the ONB Savings Plan. All account balances maintained under the Heritage 401(k)/ESOP shall become fully vested and nonforfeitable at the Effective Time. From the date of this Agreement through the Effective Time, Heritage and the Subsidiaries may continue to make contributions to the Heritage 401(k)/ESOP. (including participant "deferral" contributions and discretionary employer contributions), so long as such contributions are comparable in amount, on a prorated basis, to recent past contributions to that plan. In addition, Heritage shall take, or cause to be taken, all actions necessary to cause the fiduciaries of the 401(k)/ESOP to take all of the following actions:

               (i) Implement a written confidential pass through voting procedure pursuant to which the participants under the Heritage 401(k)/ESOP and their beneficiaries shall direct the trustee under the Heritage 401(k)/ESOP to vote the shares of Heritage Common Stock allocated to their Heritage 401(k)/ ESOP accounts with respect to the Merger;

               (ii) Provide the Heritage 401(k)/ESOP participants and their beneficiaries with a written notice regarding the existence of and provisions for such confidential pass through voting procedures, as well as the same written materials to be provided to the shareholders of Heritage in connection with the Merger;

               (iii) Obtain a written opinion from a qualified, independent financial advisor to the trustee of the Heritage 401(k)/ESOP to the effect that the shares of ONB common stock to be received by the Heritage 401(k)/ESOP in the Merger in exchange for the shares of Heritage Common Stock will constitute "adequate consideration" as defined in
                      Section 3(18) of ERISA, and that the Merger, including the disposition of the Heritage 401(k)/ESOP in connection therewith, are fair to the Heritage 401(k)/ESOP and its participants from a financial point of view. The identity of the financial advisor and the contents of its written opinion referred to in the preceding sentence must be acceptable in form and content to ONB and its counsel; and

               (iv) Take any and all additional actions necessary to satisfy the requirements of ERISA applicable to the Heritage 401(k)/ESOP fiduciaries in connection with the Merger.

Effective as of the last day of the month in which the Effective Time occurs, the "employee stock ownership plan" portion of the Heritage 401(k)/ESOP (that is, the portion of that plan that (i) is not attributable to the 401(k) portion and therefore (ii) is not being merged into the ONB Savings Plan) shall be terminated and all benefits thereunder distributed as soon as practicable following that date. Prior to the distribution of any ESOP accounts in connection with such termination, Heritage shall have obtained a determination letter from the Service to the effect that the termination will not affect the tax qualified status of the ESOP.

         6.13. Termination of Group Health Plan. The Heritage Bank Group Health Plan ("Heritage Group Health Plan") shall be terminated as of the last day of the calendar month in which the Effective Time occurs. From the date of this Agreement through the date as of which the Heritage Group Health Plan terminates, Heritage and the Subsidiaries shall continue to pay the insurance premiums necessary to continue the Heritage Group Health Plan benefits.

         6.14. Termination of Group Dental Plan. The Heritage Bank Group Dental Plan ("Heritage Dental Plan") shall be terminated as of the last day of the calendar month in which the Effective Time occurs. From the date of this Agreement through the date as of which the Heritage Dental Plan terminates, Heritage and the Subsidiaries shall continue to pay the insurance premiums necessary to continue the Heritage Dental Plan benefits.

         6.15. Termination of Group LTD Plan. The Heritage Bank Group Long Term Disability Plan ("Heritage LTD Plan") shall be terminated as of the Effective Time, or as soon as administratively feasible thereafter, but such termination shall not affect the benefits payable to any covered former Heritage employee who became entitled to a disability benefit under the Heritage LTD Plan prior to the termination of said plan. From the date of this Agreement through the date as of which the Heritage LTD Plan terminates, Heritage and the Subsidiaries shall continue to pay the insurance premiums necessary to continue the Heritage LTD Plan benefits.

         6.16. Termination of Cafeteria Plan. The Heritage Fringe Benefit Plan ("Heritage Cafeteria Plan") shall be terminated as of same date the Heritage Health Plan is terminated. From the date of this Agreement through the date as of which the Heritage Cafeteria Plan terminates, Heritage and the Subsidiaries shall continue to contribute to such plan the pre-tax amounts which the Heritage Cafeteria Plan participants elect to defer from compensation As of the date of termination, the balances in the health and dependent care flexible spending accounts under the Heritage Cafeteria Plan shall be transferred to the ONB "cafeteria" plan. Elections in effect at that time shall be continued under the ONB plan, subject to change as provided in the ONB plan. All benefit payments relating to the transferred balances shall be made in accordance with the ONB plan.

         6.17. Termination of Group Life and ADD Plan. The Heritage Bank Group Term Life and ADD Insurance Plan ("Heritage Life Plan") shall be terminated as of the end of the month coincident with or next following the Effective Time. From the date of this Agreement through the date on which the Heritage Life Plan terminates, Heritage and the Subsidiaries shall continue to pay the insurance premiums necessary to continue the death benefits provided by such plan.

         6.18. Termination of Cancer Policies. The payment of premiums to provide voluntary cancer insurance shall cease as of the Effective Time.

         6.19. Termination of Executive Life and Disability Policies. The payment of premiums to provide executives of Heritage and/or its Subsidiaries with individual life and/or disability insurance coverage shall cease as of the Effective Time. The executives may then exercise at their discretion whatever conversion rights they may have, if any, with respect to those insurance policies.

         6.20. Termination of the Heritage Directors' Deferred Compensation Plan. The Heritage Financial Services, Inc. Directors' Unfunded Deferred Compensation Plan (the "Heritage Directors' Deferred Compensation Plan"), and all participation agreements in effect thereunder, shall be terminated as of the Effective Time. From the date of this Agreement through the date on which the Heritage Directors' Deferred Compensation Plan is terminated, Heritage and the Subsidiaries may continue to allow participants thereunder to elect to defer the receipt of all or a portion of the director fees he or she would otherwise receive and to credit such fees to the director's individual account under the plan. Upon the termination of the Heritage Directors' Plan, the balance in each individual account thereunder shall be distributed in a lump sum payment to the participant entitled thereto. The Board of Directors of Heritage, and the Board of Directors of each of the Subsidiaries which is participating in the Heritage Directors' Deferred Compensation Plan, shall, prior to the day on which the Effective Time occurs, amend or cause the amendment of such plan to provide that upon the termination of such plan the accrued benefits thereunder shall be immediately paid in a lump sum payment to the individuals entitled to such accrued benefits. Notwithstanding the foregoing, if ONB adopts a deferred compensation plan for its directors and/or the directors of its subsidiaries, then the Heritage Directors' Deferred Compensation Plan shall be "frozen" as of the Effective Time and the accumulated benefit obligations under the Heritage Directors' Deferred Compensation Plan shall be transferred to, and become benefit obligations under, the ONB plan. Such transferred benefits shall thereafter accrue "earnings," be paid and generally be administered pursuant to the terms of the ONB plan. Prior to the Effective Time, Heritage shall use its best efforts to obtain acknowledgments and consents from each Heritage Directors' Deferred Compensation Plan participant as to the foregoing disposition of his or her plan benefit.

         6.21. Termination of Heritage Severance Policy. The Heritage Bank Severance Policy, shall be terminated as of the Effective Time. With respect to an individual covered by such severance policy on the date of its termination, in the event that he or she incurs, within twelve months from the Effective Time, an involuntary termination of employment for reasons other than cause, he or she shall be entitled to receive a severance benefit. The severance benefit shall be a salary continuation the amount of which shall be the amount payable to such individual under the salary continuation provisions of the ONB Severance Policy, if any, then applicable to such individual. An individual who is entitled to a benefit under the ONB Severance Policy shall also be entitled to a continuation of employee benefits as determined solely by the applicable provisions of the ONB Severance Policy.

         6.22. Disposition of Heritage Stock Option Plans. At or prior to the Effective Time, Heritage shall use its best efforts, including using its best efforts to obtain any necessary consents from optionees, with respect to the Heritage Bank 1989 Employees Stock Option Plan and the Heritage Financial Services, Inc. 1998 Stock Option Plan ("Heritage Stock Option Plans") to permit the conversion of each outstanding option to acquire shares of common stock of Heritage which was properly granted pursuant to a stock option agreement executed in accordance with the provisions of a Heritage Stock Option Plan by ONB pursuant to Section 7.04 of this Agreement, and to permit ONB to assume the sponsorship and administration of the Heritage Stock Option Plans. Heritage shall not grant any additional options under a Heritage Stock Option Plans after the date of this Agreement and shall also take all actions necessary to amend the Heritage Stock Option Plans to eliminate additional automatic or discretionary grants or awards under such plans subsequent to the Effective Time. Heritage shall amend the Heritage Bank 1989 Employees Stock Option Plan, or cause such plan to be amended, to eliminate any rights to receive cash in lieu of stock under the plan. Finally, Heritage shall take all actions needed to terminate the Heritage Financial Services, Inc. 1998 Outside Directors' Stock Option Plan as of the Effective Time. No grants of options shall be made under that plan on or after the date of this Agreement. In addition, all unexercised options previously granted under that plan shall lapse and become unexercisable on and after the Effective Time.

         6.23. Break-up Fee. (a) Heritage hereby acknowledges and agrees that ONB has committed and will commit substantial time, effort, resources and expenses, and will forgo other acquisition opportunities, in pursuing the Merger. Heritage further agrees that it shall pay to ONB a break-up fee in the amount of Two Million Dollars ($2,000,000), plus out-of-pocket expenses (collectively, the "Break-up Fee"), in the event that:

               (i) The Board of Directors of Heritage fails to recommend to shareholders of Heritage that such shareholders should approve this Agreement and the Merger; or

               (ii) The Board of Directors of Heritage withdraws, modifies or conditions its recommendation to shareholders of Heritage to approve this Agreement and the Merger or is silent with respect to the approval of this Agreement and the Merger; or

               (iii) Heritage approves, enters into or executes a definitive agreement, letter of intent (whether binding or non-binding), term sheet or understanding relating to an Acquisition Transaction with a party other than ONB or an affiliate of ONB; or

               (iv) Heritage terminates this Agreement pursuant to Section 9.01(c)(vi) hereof.

         (b) The Break-up Fee shall, be paid to ONB within thirty (30) days of the occurrence of any of the events specified in Section 6.23(a) hereof. If the Break-up Fee is not paid as provided, then ONB shall be entitled to recover interest at the highest prime rate set forth in The Wall Street Journal (Midwest Edition) under the section entitled "Money Rates" on the unpaid amount of the

Break-up Fee from the time the Break-up Fee is due until paid-in-full, together with all costs of collection thereof, including reasonable attorneys' fees and expenses.

         (c) ONB and Heritage hereby acknowledge and agree that the Break-up Fee shall compensate ONB for (i) the value of the lost business opportunity which would have inured to ONB if the Merger had been consummated, (ii) expenses incurred for attorneys, accountants, financial advisors and consultants of ONB in developing the Merger and drafting this Agreement, (iii) ONB's management time and expense in investigating, analyzing, developing and pursuing the Merger, (iv) expenses relating to ONB's due diligence efforts and (v) the value of the acquisition opportunities lost by ONB in pursuing the Merger instead of other acquisitions. Heritage further acknowledges and agrees that the amount of the Break-up Fee is fair, reasonable and not a penalty and that its obligation to pay the Break-up Fee shall survive any termination of this Agreement by ONB.

         6.24. Year 2000. Heritage shall:

         (a) Additional Information. Furnish such additional information, statements and other reports with respect to Heritage's Year 2000 compliance (and its approach to and progress towards achieving compliance) discussed in
Section 4.24 hereof as ONB may reasonably request from time to time.

         (b) Notice of Changes. In the event of any change in circumstances that causes or will likely cause any of Heritage's representations and warranties set forth in Section 4.24 hereof ("Year 2000 Compliance") to no longer be true and would result in a Material Adverse Effect (hereinafter referred to as a "Change in Circumstances"), then Heritage shall promptly, and in any event within ten
(10) days of receipt of information regarding a Change in Circumstances, provide ONB with written notice ("Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause Heritage's representations and warranties set forth in Section 4.24 hereof to no longer be true. Heritage shall, within ten (10) days of a request, also provide ONB with any additional information ONB reasonably requests of Heritage in connection with the Notice and/or a Change in Circumstances.

         (c) Audits. Give any representative of ONB reasonable access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Heritage and the Subsidiaries and relating to their affairs, and to inspect any of the properties and Systems of Heritage and the Subsidiaries, and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of ONB.

         6.25. Reports. Promptly upon its becoming available, furnish to ONB one
(1) copy of each financial statement, report, notice, or proxy statement sent by Heritage to its shareholders generally and of each regular or periodic report, registration statement or prospectus filed by Heritage with the SEC or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which Heritage is a party. For purposes of this provision, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over Heritage or any of its business, operations or properties.

         6.26. Adverse Actions. Heritage shall not (a) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or
(b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue, subject to the standard set out in the second paragraph to Section 4, in any respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Section 8 not being satisfied, (iii) a material violation of any provision of this Agreement or (iv) a delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.

                                    SECTION 7

                                COVENANTS OF ONB

         ONB covenants and agrees with Heritage as follows:

         7.01. Approvals. ONB shall have primary responsibility for the preparation, filing and costs of all bank holding company and bank regulatory applications required for consummation of the Merger. ONB shall file all bank holding company and bank regulatory applications as soon as practicable after the execution of this Agreement. ONB shall provide to Heritage's legal counsel a reasonable opportunity to review such applications prior to their filing and shall provide to Heritage's legal counsel copies of all applications filed and copies of all material written communications with all state and federal bank regulatory agencies relating to such applications. ONB shall proceed expeditiously, cooperate fully and use its best efforts to procure, upon terms and conditions reasonably acceptable to ONB, all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

         7.02. SEC Registration. (a) ONB shall file with the SEC as soon as practicable after the execution of this Agreement a Registration Statement on an appropriate form under the 1933 Act covering the shares of ONB common stock to be issued pursuant to this Agreement and shall use its best efforts to cause the same to become effective and thereafter, until the Effective Time or termination of this Agreement, to keep the same effective and, if necessary, amend and supplement the same. Such Registration Statement and any amendments and supplements thereto are referred to in this Agreement as the "Registration Statement". The Registration Statement shall include a proxy statement-prospectus reasonably acceptable to ONB and Heritage, prepared for use in connection with the meeting of shareholders of Heritage referred to in
Section 6.01 hereof, all in accordance with the rules and regulations of the SEC. ONB shall, as soon as practicable after filing the Registration Statement, make all filings required to obtain all Blue Sky exemptions, authorizations, consents or approvals required for the issuance of ONB common stock. In advance of filing the Registration Statement and all other filings described in Section 7.01 hereof, ONB shall provide Heritage and its counsel with a copy of the Registration Statement and each such other filing and provide an opportunity to comment thereon.

         (b) Any materials or information provided by ONB in any filing with any state or federal regulatory agency or authority shall not contain any untrue or misleading statement of material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not false or misleading.

         (c) All filings by ONB with the SEC and with all other federal and state regulatory agencies shall be true, accurate and complete in all material respects as of the dates of the filings, and no such filings shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, at the time and in light of the circumstances under which they were made, not false or misleading.

         (d) ONB will use reasonable best efforts to list for trading on the Nasdaq National Market System (subject to official notice of issuance) prior to the Effective Time, the shares of ONB common stock to be issued in the Merger.

         7.03. Employee Benefit Plans. (a) As of the Effective Time, ONB will make available to the employees of Heritage and the Subsidiaries who continue as employees of ONB or any subsidiary of ONB after the Effective Time, subject to
Section 7.03(b) and (c) hereof, substantially the same employee benefits on substantially the same terms and conditions as ONB offers to similarly situated officers and employees. Until such time as the employees of Heritage and the Subsidiaries become covered by the ONB welfare benefit plans, the employees of Heritage and the Subsidiaries shall remain covered by the Heritage Plans which cover such employees, subject to the terms of such plans. Except as otherwise provided in Sections 6.11 through 6.22, ONB will honor in accordance with their terms (i) all employee benefit obligations to current and former officers and employers and employees of Heritage and the Subsidiaries accrued as of the Effective Time and (ii) to the extent set forth in the Disclosure Schedule, all employee severance plans in existence on the date hereof and all employment or severance agreements entered into prior to the date hereof to the extent set forth in the Disclosure Schedule.

         (b) Subject to the provisions of subsection (c) hereof, years of service (as defined in the applicable ONB plan) of an officer or employee of Heritage or any Subsidiary prior to the Effective Time shall be credited, effective as of the date on which such employees become covered by a particular ONB plan, to each such officer or employee eligible for coverage under Section 7.03(a) hereof for purposes of: (i) eligibility under ONB's employee welfare benefit plans; (ii) eligibility and vesting, but not for purposes of benefit accrual or contributions, under the ONB Employees' Retirement Plan ("ONB Pension Plan") or under the ONB Employees' Savings and Profit Sharing Plan ("ONB Profit Sharing Plan"); and (iii) eligibility and vesting, but not for purposes of benefit accrual or contributions, under the ONB Employee Stock Ownership Plan ("ESOP"). Those officers and employees of Heritage or any Subsidiary who otherwise meet the eligibility requirements of the ONB Profit Sharing Plan and ESOP, based on their age and years of service to Heritage or any Subsidiary, shall become participants thereunder at the Effective Time. Those officers and employees of Heritage or any Subsidiary who otherwise meet the eligibility requirements of the ONB Pension Plan, based upon their age and years of Heritage or any Subsidiary service, shall become participants thereunder no later than the January 1st which coincides with or next follows the Effective Time. Those officers or employees who do not meet the eligibility requirements of the ONB Pension Plan, ONB Profit Sharing Plan or ESOP on such dates shall become participants thereunder on the first plan entry date under the ONB Pension Plan, the ONB Profit Sharing Plan or ESOP, as the case may be, which coincides with or next follows the date on which such eligibility requirements are satisfied.

         (c) In accordance with the provisions of the Health Insurance Portability and Accountability Act ("HIPAA") and the terms of the ONB group health plan, officers and employees of Heritage or any Subsidiary who become participants in the ONB group health plan will be given "creditable coverage" credit for their coverage under the Heritage Group Health Plan under the ONB group health plan's pre-existing condition limitation provisions. In addition, if a condition was not a "pre-existing condition" for a participant in the Heritage Group Health Plan, it shall not be considered to be a pre-existing condition under the ONB group health plan.

         (d) Neither the terms of this Section 7.03 nor the provision of any employee benefits by ONB or any of its subsidiaries to employees of Heritage or any Subsidiary shall: (i) create any employment contract, agreement or understanding with or employment rights for, or constitute a commitment or obligation of employment to, any of the officers or employees of Heritage or any Subsidiary; or (ii) prohibit or restrict ONB or its subsidiaries, whether before or after the Effective Time, from changing, amending or terminating any employee benefits provided to its employees from time to time.

         (e) ONB shall take any and all actions reasonably necessary to effectuate the disposition of the Heritage Plans provided by Section 6.12 through 6.22.

         7.04. Stock Options. (a) At the Effective Time, the obligations of Heritage with respect to each outstanding option to purchase shares of Heritage Common Stock ("Stock Options") which was properly granted pursuant to a stock option agreement executed in accordance with a Heritage Stock Option Plan shall be assumed by ONB as hereinafter provided. In connection therewith, each Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option at the Effective Time, that number of shares of ONB common stock, rounded to the nearest whole share, as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Option in full (after giving effect to accelerated vesting) immediately prior to the Effective Time and, immediately thereafter, exchanged such shares solely for ONB common stock based upon the Exchange Ratio at an exercise price per share equal to (A) the aggregate exercise price for Heritage Common Stock otherwise purchasable pursuant to such Stock Option divided by (B) the number of shares of ONB common stock, rounded to the nearest whole share, deemed purchasable pursuant to such Stock Option; provided, however, that in the case of any Stock Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of
Section 424(a) of the Code. By way of example and illustration only, if any option holder has been granted and is vested in options to acquire 1,000 shares of Heritage Common Stock for $10.00 per share, then after the Effective Time, such option holder's same option would be converted into the option to acquire, 3,154 shares of ONB common stock at $3.17 per share. In no event shall ONB be required to issue fractional shares of ONB common stock pursuant to the Stock Options.

         (b) As soon as practicable after the Effective Time, ONB shall deliver to each holder of a Stock Option an appropriate notice or agreement which sets forth such holder's rights pursuant to the Stock Option, and the agreements evidencing the grants of such Stock Options shall continue in effect on the same terms and conditions (subject to the conversion required by this Section 7.04 after giving effect to the Merger and the assumption by ONB as set forth above); provided, however, to the extent necessary to effectuate the provisions of this
Section 7.04, ONB may deliver new or amended Stock Option agreements which reflect the terms of each Stock Option assumed by ONB. With respect to each Stock Option, the optionee shall be solely responsible for any and all tax liability (other than the employer's one-half share of any employment taxes) which may be imposed upon the optionee as a result of the provisions of this
Section 7.04 and as a result of the grant and exercise of such Stock Options.

         (c) As soon as practicable after the Effective Time, ONB shall file with the SEC a registration statement on an appropriate form with respect to the shares of ONB common stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses with respect thereto) for so long as such options remain outstanding.

         7.05. Press Releases. Except as required by law, ONB shall not issue any news or press releases or make any other public announcements or disclosures relating primarily to Heritage with respect to the Merger without the prior consent of Heritage, which consent shall not be unreasonably withheld.

         7.06. Indemnification. (a) From and after the Effective Time, ONB shall indemnify, defend and hold harmless to the fullest extent permitted by applicable federal and state law each person who is on the date hereof, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of Heritage or was serving at the request of Heritage as a director or officer of any domestic or foreign corporation, joint venture, trust, employee benefit plan or other enterprise (collectively, the "Indemnitees") arising out of Heritage's Charter or By-Laws in effect at the Effective Time against any and all losses in connection with or arising out of any claim which is based upon, arises out of or in any way relates to any actual or alleged act or omission occurring at or prior to the Effective Time in the Indemnitee's capacity as a director or officer (whether elected or appointed), of Heritage. Indemnification of officers and directors of the Subsidiaries following the Effective Time will be provided to the same extent it is provided from time to time to other persons working in similar capacities for ONB or its subsidiaries following the Effective Time.

         (b) In the event ONB or any of its successors or assigns (i) consolidates with or merges into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each case, to the extent necessary, proper provision shall be made so that the successors and assigns of ONB assume the obligations set forth in this Section 7.06.

         (c) ONB shall maintain in effect for not less than two (2) years from the Effective Time the policies of directors' and officers' liability insurance most recently maintained by Heritage; provided, however, that ONB may substitute therefor policies with reputable and financially sound carriers for substantially similar coverage containing terms and conditions which are no less advantageous for so long as such substitution does not result in gaps or lapses in coverage with respect to claims arising from or relating to matters occurring prior to the Effective Time. ONB shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnitee in enforcing the indemnity and other obligations provided for in this Section 7.06.

         (d) The provisions of this Section 7.06 are intended to be for the benefit of, and shall be enforceable by, each Indemnitee and their respective heirs and representatives.

         7.07 Adverse Actions. ONB shall not (a) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue, subject to the standard set out in the second paragraph to Section 5, in any respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Section 8 not being satisfied, (iii) a material violation of any provision of this Agreement or (iv) a delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.

                                    SECTION 8

                       CONDITIONS PRECEDENT TO THE MERGER

         8.01. ONB. The obligation of ONB to consummate the Merger is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by ONB:

         (a) Representations and Warranties at Effective Time. Each of the representations and warranties of Heritage with respect to itself and the Subsidiaries contained in this Agreement shall, subject to the standard set out in the second paragraph to Section 4, be true, and correct at and as of the Effective Time as though such representations and warranties had been made or given on and as of the Effective Time.

         (b) Covenants. Each of the covenants and agreements of Heritage shall have been fulfilled or complied with from the date of this Agreement through and as of the Effective Time.

         (c) Deliveries at Closing. ONB shall have received from Heritage at the Closing (as hereinafter defined) the items and documents, in form and content reasonably satisfactory to ONB, set forth in Section 11.02(b) hereof.

         (d) Registration Statement Effective. ONB shall have registered its shares of common stock to be issued to shareholders of Heritage in accordance with this Agreement with the SEC pursuant to the 1933 Act, and all state securities and Blue Sky approvals, authorizations and exemptions required to offer and sell such shares shall have been received by ONB. The Registration Statement with respect thereto shall have been declared effective by the SEC and no stop order shall have been issued or threatened.

         (e) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the board of directors of ONB reasonably determines in good faith would (i) following the Effective Time, have a Material Adverse Effect on ONB and its subsidiaries taken as a whole or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that ONB would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

         (f) Shareholder Approval. The shareholders of Heritage shall have approved and adopted this Agreement as required by applicable law and its Charter.

         (g) Officers' Certificate. Heritage shall have delivered to ONB a certificate signed by its Chairman or President and its Secretary, dated as of the Effective Time, certifying: (i) to the effect set out in Section 8.01(a);
(ii) that all the covenants of Heritage have been complied with from the date of this Agreement through and as of the Effective Time; and (iii) that Heritage has satisfied and fully complied with all conditions necessary to make this Agreement effective as to Heritage.

         (h) Tax Opinion. The Board of Directors of ONB shall have received a written opinion of the law firm of Krieg DeVault Alexander & Capehart, LLP, dated as of the Effective Time, in form and content satisfactory to ONB, to the effect that the Merger to be effected pursuant to this Agreement will constitute a tax-free reorganization under the Code (as described in Section 1.06 hereof) to each party hereto and to the shareholders of Heritage, except with respect to cash received by Heritage's shareholders for fractional shares resulting from application of the Exchange Ratio.

In rendering such opinion, counsel may require and rely upon customary representation letters of ONB and Heritage and rely upon customary assumptions.

         (i) Pooling of Interests Opinion. The Board of Directors of ONB shall have received a written opinion from its independent auditors, dated as of the Effective Time, in form and content satisfactory to ONB, to the effect that the Merger to be effected pursuant to this Agreement will qualify for pooling of interests accounting treatment for ONB.

         (j) Fairness Opinion. Heritage's investment banker shall have issued (as of the date not later than the mailing date of the proxy statement-prospectus relating to the Merger to be mailed to the shareholders of Heritage) its fairness opinion stating that the Exchange Ratio relating to the Merger is fair to the shareholders of Heritage from a financial point of view; provided, that this condition precedent shall apply only in the event that Heritage waives its condition precedent in Section 8.02(i) hereof.

         8.02. Heritage. The obligation of Heritage to consummate the Merger is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by Heritage:

         (a) Representations and Warranties at Effective Time. Each of the representations and warranties of ONB contained in this Agreement shall, subject to the standards set out in the second paragraph of Section 5, be true and correct on and as of the Effective Time as though the representations and warranties had been made or given at and as of the Effective Time.

         (b) Covenants. Each of the covenants and agreements of ONB shall have been fulfilled or complied with from the date of this Agreement through and as of the Effective Time.

         (c) Deliveries at Closing. Heritage shall have received from ONB at the Closing the items and documents, in form and content reasonably satisfactory to Heritage, listed in Section 11.02(a) hereof.

         (d) Registration Statement Effective. ONB shall have registered its shares of common stock to be issued to shareholders of Heritage in accordance with this Agreement with the SEC pursuant to the 1933 Act, and all state securities and Blue Sky approvals, authorizations and exemptions required to offer and sell such shares shall have been received by ONB. The Registration Statement with respect thereto shall have been declared effective by the SEC and no stop order shall have been issued or threatened. In addition, such shares of ONB common stock shall be listed on the Nasdaq National Market System.

         (e) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the board of directors of Heritage reasonably determines in good faith would (i) following the Effective Time, have a Material Adverse Effect on Heritage or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that Heritage would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

         (f) Shareholder Approval. The shareholders of Heritage shall have approved and adopted this Agreement as required by applicable law and its Charter.

         (g) Officers' Certificate. ONB shall have delivered to Heritage a certificate signed by its Chairman or President and its Secretary, dated as of the Effective Time, certifying that: (i) to the effect set out in Section 8.02(a); (ii) that all the covenants of ONB have been complied with from the date of this Agreement through and as of the Effective Time; and (iii) ONB has satisfied and fully complied with all conditions necessary to make this Agreement effective as to it.

         (h) Tax Opinion. The Board of Directors of Heritage shall have received a written opinion of the law firm of Krieg DeVault Alexander & Capehart, LLP, dated as of the Effective Time, in form and content satisfactory to Heritage, to the effect that the Merger to be effected pursuant to this Agreement will constitute a tax-free reorganization under the Code (as described in Section
1.06 hereof) to each party hereto and to the shareholders of Heritage, except with respect to cash received by Heritage's shareholders for fractional shares resulting from application of the Exchange Ratio. In rendering such opinion, counsel may require and rely upon customary representation letters of ONB and Heritage and rely upon customary assumptions.

         (i) Fairness Opinion. Heritage's investment banker shall have issued (as of a date not later than the mailing date of the proxy statement-prospectus relating to the Merger to be mailed to the shareholders of Heritage) its fairness opinion stating that the Exchange Ratio relating to the Merger is fair to the shareholders of Heritage from a financial point of view.

                                    SECTION 9

                              TERMINATION OF MERGER

         9.01. Manner of Termination. This Agreement and the Merger may be terminated at any time prior to the Effective Time by written notice delivered by ONB to Heritage, or by Heritage to ONB as follows:

         (a)   By ONB or Heritage, if:

               (i) the Merger contemplated by this Agreement has not been consummated by June 30, 2000; or

               (ii) the respective Boards of Directors of ONB and Heritage mutually agree to terminate this Agreement.

         (b)   By ONB, if:

               (i) the Merger will not qualify for pooling of interests accounting treatment for ONB; or

               (ii) at any time prior to the Effective Time, ONB's Board of Directors so determines, in the event of either

                      (A) a breach by Heritage of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to Heritage of such breach; provided, however, that any such cure may not result in a Material Adverse Effect; or

                      (B) a breach by Heritage of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to Heritage of such breach; provided that a breach under this clause (B) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect; provided, however, that any such cure may not result in a Material Adverse Effect; or

               (iii) it shall reasonably determine that the Merger contemplated by this Agreement has become impracticable by reason of commencement or threat of any claim, litigation or proceeding against ONB, Heritage, any Subsidiary, or any subsidiary of ONB, or any director or officer of any of such entities relating to this Agreement or the Merger; or

               (iv) there has been a material adverse change in the business, assets, capitalization, financial condition or results of operations of Heritage and its Subsidiaries taken as a whole as of the Effective Time as compared to that in existence as of the date of this Agreement other than any change resulting primarily by reason of changes in banking laws or regulations (or interpretations thereof), changes in banking laws of general applicability or interpretations thereof by courts or governmental authorities, changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally, any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, effects of any action taken with the prior written consent of ONB and changes in the general level of interest rate or conditions or circumstances that affect the banking industry generally; or

               (v) Heritage fulfills the requirements of Section 6.01 hereof but the shareholders of Heritage do not approve and adopt the Merger and this Agreement; or

               (vi) in the event that dissenters' rights are exercised pursuant to Section 3 hereof, and the aggregate amount of cash payable to dissenting shareholders exceeds ten percent (10%) of the value of the total consideration to be paid with respect to the Merger.

         (c)   By Heritage, if:

               (i) at any time prior to the Effective Time, Heritage's Board of Directors so determines, in the event of either

                    (A) a breach by ONB of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to ONB of such breach; or

                    (B) a breach by ONB of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to ONB of such breach; provided that a breach under this clause (B) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect; or

               (ii) there has been a material adverse change in the financial condition, results of operations, business, assets or capitalization of ONB on a consolidated basis as of the Effective Time as compared to that in existence on June 30, 1999, other than any change resulting primarily by reason of changes in banking laws or regulations (or interpretations thereof), changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally, any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, effects of any action taken with the prior written consent of Heritage and changes in the general level of interest rate or conditions or circumstances that affect the banking industry generally; or

             (iii) it shall reasonably determine that the Merger contemplated by this Agreement has become impracticable by reason of commencement or threat of any material claim, litigation or proceeding against ONB (A) relating to this Agreement or the Merger or (B) which is likely to have a Material Adverse Effect on ONB; or

             (iv) Heritage fulfills the requirements of Section 6.01 hereof but the shareholders of Heritage do not approve and adopt the Merger and this Agreement; or

             (v) at any time during the five-day period commencing with the Determination Date if both of the following conditions are satisfied:

             (A) the number obtained by dividing the Average Closing Price by the Starting Price (the "ONB Ratio") shall be less than 0.80; and

             (B) the ONB Ratio shall be less than the number obtained by dividing the Final Index Value by the Index Value on the Starting Date and subtracting 0.15 from the quotient in this clause (B) (such number being referred to herein as the "Index Ratio");

subject, however, to the following three sentences. If Heritage elects to exercise its termination right pursuant to this Section 9.01(c)(v), it shall give written notice to ONB (provided that such notice of election to terminate may be withdrawn at any time within the below-mentioned five-day period). During the five-day period commencing with its receipt of such notice, ONB shall have the option to increase the consideration to be received by the holders of Heritage Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the ONB Ratio. If ONB so elects within such five-day period, it shall give prompt written notice to Heritage of such election and the revised Exchange Ratio. Whereupon no termination shall have occurred pursuant to this Section

9.01(c)(v) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

         For purposes of Section 9.01(c)(v), the following terms shall have the meanings indicated:

                  "Average Closing Price" shall mean the average of the closing price of a share of ONB Common Stock on the Nasdaq National Market System (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) during the period of 20 consecutive trading days ending on the trading day prior to the Determination Date, rounded to the nearest whole cent.

                  "Determination Date" shall mean the date on which the last required approval required under Section 8.01(e) and 8.02(e) hereof is obtained, without regard to any requisite waiting period in respect thereof.

                  "Final Index Value" shall mean the average of the Index Value for the 20 consecutive trading days ending on the trading day prior to the Determination Date.

                  "Index Value," on a given date, shall mean the index value on such date of the Nasdaq Bank Index, as such index value is reported by Bloomberg News Service on such date.

                  "Starting Date" shall mean the last trading day immediately preceding the date of the first public announcement of entry to this Agreement.

                  "Starting Price" shall mean the closing price of a share of ONB common stock on the Nasdaq National Market System (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) on the Starting Date.

         (vi) prior to the approval by the shareholders of Heritage of the Merger contemplated by this Agreement, if, without breaching 6.06, Heritage shall contemporaneously enter into a definitive agreement with a third party providing for an Acquisition Transaction on terms determined in good faith by the Board of Directors of Heritage, after consulting with and considering the advice of Heritage's independent counsel and financial advisors, to be substantially more favorable to the shareholders of Heritage than the Merger and with respect to which the Board of Directors has determined after such consultation and consideration that to proceed with the Merger would violate the fiduciary duties of the Board of Directors to the Heritage shareholders.

         9.02. Effect of Termination. Upon termination by written notice, this Agreement shall be of no further force or effect, and there shall be no further obligations or restrictions on future activities on the part of ONB or Heritage and their respective directors, officers, employees, agents and shareholders, except as provided in compliance with: (i) the confidentiality provisions of this Agreement set forth in Section 6.09 hereof and the Confidentiality Agreement dated June 10, 1999 by and between ONB and Heritage (the "Confidentiality Agreement"); (ii) the payment of expenses set forth in Section 12.09 hereof; and (iii) the payment of the Break-Up Fee as provided by Section 6.23 hereof; provided, however, that termination will not in any way release a breaching party from liability for any willful breach of this Agreement giving rise to such termination. The obligation to pay the Break-Up Fee in accordance with Section 6.23 hereof will survive any termination of this Agreement.

                                   SECTION 10

                          EFFECTIVE TIME OF THE MERGER

         Upon the terms and subject to the conditions specified in this Agreement, the Merger shall become effective at the close of business on the day and at the time specified in the Articles of Merger of Heritage with and into ONB as filed with the Indiana Secretary of State and the Tennessee Secretary of State ("Effective Time"). Unless otherwise mutually agreed to by the parties hereto, the Effective Time shall occur on the later of (i) January 31, 2000 or
(ii) the last business day of the month following (a) the fulfillment of all conditions precedent to the Merger set forth in Section 8 of this Agreement and
(b) the expiration of all waiting periods in connection with the bank regulatory applications filed for the approval of the Merger.

                                   SECTION 11

                                     CLOSING

         11.01. Closing Date and Place. So long as all conditions precedent set forth in Section 8 hereof have been satisfied and fulfilled, the closing of the Merger ("Closing") shall take place on the Effective Time at the law offices of Krieg DeVault Alexander & Capehart, LLP, One Indiana Square, Suite 2800, Indianapolis, Indiana 46204.

         11.02. Deliveries. (a) At the Closing, ONB shall deliver to Heritage the following:

                (i) the officers' certificate contemplated by Section 8.02(g) hereof;

                (ii) copies of all approvals by government regulatory agencies necessary to consummate the Merger;

                (iii) copies of the resolutions of the Board of Directors of ONB certified by the Secretary of ONB, relative to the approval of this Agreement and the Merger;

                (iv) an opinion of its counsel dated as of the Effective Time and substantially in form set forth in Exhibit B attached hereto; and

                (v) such other documents as Heritage or its legal counsel may reasonably request.

         (b) At the Closing, Heritage shall deliver to ONB the following:

             (i) the officers' certificate contemplated by Section 8.01(g) hereof;

             (ii) a list of Heritage's shareholders as of the Effective Time certified by the President and Secretary of Heritage;

             (iii) copies of the resolutions adopted by the Board of Directors of Heritage certified by the Secretary of Heritage, relative to the approval of this Agreement and the Merger;

             (iv) an opinion of its counsel dated as of the Effective Time and substantially in form set forth in Exhibit C attached hereto; and

             (v) such other documents as ONB or its legal counsel may reasonably request.

                                   SECTION 12

                                  MISCELLANEOUS

         12.01. Effective Agreement. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto; provided, further, that no such extension, waiver or amendment agreed to after authorization of this Agreement by the shareholders of Heritage shall affect the rights of such shareholders in any manner which is materially adverse to such shareholders. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring any rights on any other persons except as specifically set forth in Sections 7.03, 7.04, and 7.06 hereof.

         12.02. Waiver; Amendment. (a) The parties hereto may by an instrument in writing: (i) extend the time for the performance of or otherwise amend any of the covenants, conditions or agreements of the other parties under this Agreement, except that the consideration to be received by the Heritage shareholders shall not be decreased by such an amendment following the adoption and approval of the Merger and this Agreement by the Heritage shareholders; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant hereto or thereto; (iii) waive the performance by the other party of any of the covenants or agreements to be performed by it or them under this Agreement; or (iv) waive the satisfaction or fulfillment of any condition, the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to consummate the Merger. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder.

         (b) This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto.

         12.03. Notices. All notices, requests and other communications hereunder shall be in writing (which shall include telecopier communication) and shall be deemed to have been duly given if delivered by hand and receipted for, sent by certified United States Mail, return receipt requested, first class postage pre-paid, delivered by overnight express receipted delivery service or telecopied if confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by certified United States Mail, return receipt requested, with first class postage pre-paid as follows:

         If to ONB:                                 with a copy to (which shall not
                                                      constitute notice):

         Old National Bancorp                       Krieg DeVault Alexander & Capehart, LLP
         420 Main Street                            One Indiana Square, Suite 2800
         P.O. Box 718                               Indianapolis, Indiana 46204-2017
         Evansville, Indiana 47705                  ATTN: Nicholas J. Chulos, Esq.
         ATTN: Jeffrey L. Knight, Secretary         Telephone: (317) 238-6224
            and General Counsel                     Telecopier: (317) 636-1507
         Telephone: (812) 464-1363
         Telecopier: (812) 464-1567

         If to Heritage:                            with a copy to (which shall not
                                                      constitute notice):

         Heritage Financial Services, Inc.          Stokes and Bartholomew, P.A.
         25 Jefferson Street                        2800 SunTrust Financial Center
         P.O. Box 1348                              Nashville, Tennessee 37219
         Clarksville, Tennessee 37041-1348          ATTN: Carter R. Todd, Esq.
         ATTN: Earl O. Bradley, III, President      Telephone: (615) 259-142
            and Chief Executive Officer             Telecopier: (615) 259-1470
         Telephone: (931) 553-0500
         Telecopier: (931) 906-0231


or such substituted address or person as any of them have given to the other in writing. All such notices, requests or other communications shall be effective:
(a) if delivered by hand, when delivered; (b) if mailed in the manner provided herein, five (5) business days after deposit with the United States Postal Service; (c) if delivered by overnight express delivery service, on the next business day after deposit with such service; and (d) if by telecopier, on the next business day if also confirmed by mail in the manner provided herein.

         12.04. Headings. The headings in this Agreement have been inserted solely for ease of reference and should not be considered in the interpretation or construction of this Agreement.

         12.05. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

         12.06. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         12.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law.

         12.08. Entire Agreement. This Agreement supersedes, terminates and renders of no further force or effect all other prior or contemporaneous understandings, commitments, representations, negotiations or agreements, whether oral or written, among the parties hereto relating to the Merger or matters contemplated herein and constitutes the entire agreement between the parties hereto, except for the Confidentiality Agreement, which shall continue in full force and effect following the date hereof. The parties hereto agree that each party and its counsel reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         12.09. Expenses. ONB shall pay its expenses incidental to the Merger contemplated hereby. Heritage shall pay its expenses incidental to the Merger contemplated hereby.

         12.10. Certain References. Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. Except expressly stated otherwise, all references in this Agreement to periods of days shall be construed to refer to calendar, not business, days. The term "business day" shall mean any day except Saturday and Sunday when Old National Bank in Evansville, the lead bank of ONB, is open for the transaction of business.

         IN WITNESS WHEREOF, ONB and Heritage have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed, attested in counterparts and delivered by their duly authorized officers.


                                          OLD NATIONAL BANCORP



                                          By:
                                             -----------------------------------
                                             Ronald B. Lankford, President and
                                             Chief Operating Officer


ATTEST:

By:
   -----------------------------------------
   Jeffrey L. Knight, Corporate Secretary



                                          HERITAGE FINANCIAL SERVICES, INC.



                                          By:
                                             -----------------------------------
                                             Earl O. Bradley, III, President and
                                             Chief Executive Officer

ATTEST:

By:
   ----------------------------------------
   John T. Halliburton, Secretary

                              SCHEDULE OF EXHIBITS

Exhibit A - Form of Undertaking and Agreement of Affiliate

Exhibit B - Legal Opinion of Krieg, DeVault, Alexander & Capehart, LLP
            (To be filed at a later date)

Exhibit C - Legal Opinion of Stokes and Bartholomew, P.A.
            (To be filed at a later date)

                                                                     Exhibit A


                     UNDERTAKING AND AGREEMENT OF AFFILIATE

         In connection with the affiliation of Heritage Financial Services, Inc. ("Heritage") and Old National Bancorp ("ONB") pursuant to the merger of Heritage into ONB ("Merger"), as contemplated by that certain Agreement of Affiliation and Merger, dated September 8th, 1999 ("Agreement"), by and between ONB and Heritage, the undersigned may be an affiliate of Heritage for purposes of Rule 145 under the Securities Act of 1933, as amended ("Act"). In consideration of the issuance to the undersigned of shares of ONB common stock in connection with the Merger and in accordance with the terms of the Agreement, each of the undersigned hereby undertakes, covenants and agrees that he or she: (a) shall not sell, pledge, transfer, dispose of or otherwise reduce his or her market risk (collectively, a "Sale") with respect to the shares of Heritage common stock directly or indirectly owned or held by the undersigned during the thirty
(30) day period prior to the effective date of the Merger; (b) shall deliver a written certificate to ONB as of the effective date of the Merger certifying to effect that the undersigned has complied with the terms and conditions of this Agreement; (c) shall not sell, pledge, transfer, dispose of or otherwise reduce his or her market risk with respect to the shares of ONB common stock to be received by the undersigned pursuant to the Agreement; (d) shall, within thirty
(30) days following the date hereof, transfer all shares of Heritage common stock held in "street name" to "record holder"ownership and shall not transfer any shares of Heritage common stock held as a "record holder" to "street name"; and (e) shall not make any sale or exchange of Heritage common stock which would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code: (i) until such time as financial results covering at least thirty (30) days of combined operations of ONB and Heritage have been published within the meaning of Section 201.01 of the Securities and Exchange Commission's Codification of the Financial Reporting Policies; and (ii) unless any and all Sales of such shares of ONB common stock are made in a manner and to the extent permitted by Rule 145 under the Act or are made pursuant to an effective registration statement under, or an exemption from the registration requirements of, the Act.

         IN WITNESS WHEREOF, the undersigned has executed this Undertaking and Agreement of Affiliate as of this ______ day of __________________, 1999.



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                                                   (Signature)

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                                                   (Printed Name)

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                                                   (Signature - Spouse)

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                                                   (Printed Name)